-------------------------------------------------------------------------------
     As filed with the Securities and Exchange Commission on May 24, 2002

                                                 Registration No. 333-68912


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                           BIOVEST INTERNATIONAL, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its Charter)

               DELAWARE                                  2834                                41-1412084
               --------                                  ----                                ----------
     (State or other jurisdiction            (Primary standard industrial                 (I.R.S. employer
   of incorporation or organization)          classification code number)              identification number)

                                540 SYLVAN AVENUE
                           ENGLEWOOD CLIFFS, NJ 07632
                                 (201) 816-8900
         --------------------------------------------------------------
         (Address and Telephone Number, of Principal Executive Offices)


                                540 SYLVAN AVENUE
                           ENGLEWOOD CLIFFS, NJ 07632
                           --------------------------
                     (Address of Principal Place of Business
                    or Intended Principal Place of Business)


                             CHRISTOPHER KYRIAKIDES
                             CHIEF EXECUTIVE OFFICER
                                540 SYLVAN AVENUE
                           ENGLEWOOD CLIFFS, NJ 07632
                                 (201) 816-8900
                                 --------------
           (Name, Address, and Telephone Number, of Agent or Service)


                                   Copies to:

                              ROBERT H. COHEN, ESQ.
                            JONATHAN K. BENDER, ESQ.
                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-8600

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

        On September 4, 2001, Biovest International, Inc. (the "Company") filed a registration statement on Form SB-2 (File No. 333-68912), which was amended on November 9, 2001 (collectively, the "Registration Statement"). The Registration Statement registered for resale 14,898,468 shares of the Company's common stock to be sold by certain stockholders of the Company, including certain shares of common stock issuable upon the exercise of warrants and issuable upon the conversion of certain convertible notes (collectively, the "Conversion Shares"). On November 9, 2001, the Securities and Exchange Commission declared the Registration Statement effective.

                  The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to (1) update the Registration Statement and to include more recent financial information about the Company and (2) de-register certain Conversion Shares that were registered in the Registration Statement.

                  Accordingly, the Company hereby de-registers the following shares of the Company's common stock that were registered for the benefit of the following selling stockholders listed in the Registration Statement:

                                                        Number of
                  Name                                   Shares
                  ----                                 ----------
                  Andrew Alexander Wise & Co.          45,000 (1)

                  Richard Russell                      33,333 (2)

                  Anaka Prakash                        25,000 (3)

                  Mary & Constantine Soras             16,666 (4)

                  Christos Soras                       16,666 (5)

                  Andreas Konstantinides                8,333 (6)

                  Frank & Gwyndolyn Korahais            8,333 (7)

(1) Includes 45,000 shares of the Company's common stock issuable upon exercise of a warrant.

(2) Includes 33,333 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

(3) Includes 25,000 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

(4) Includes 16,666 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

(5) Includes 16,666 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

(6) Includes 8,333 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

(7) Includes 33,333 shares of the Company's common stock issuable upon conversion of certain debt owed by the Company.

                                     Subject to completion dated May 24, 2002



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    -----------------------------------------


                        14,745,137 SHARES OF COMMON STOCK


                           BIOVEST INTERNATIONAL, INC.

         This prospectus relates to the resale by the selling stockholders listed on pages 44 through 52 of this prospectus of up to 14,745,137 shares of our common stock. The selling stockholders may sell our common stock in a public or private transaction, in the principal market on which the stock is traded, if any, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Sales of shares of our common stock by the selling stockholders may be at whatever price they negotiate or at prices and terms prevailing at the then current market. The registration of shares of our common stock that may be offered pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered and sold. For more information, see "Plan of Distribution." Certain of the selling stockholders may be deemed underwriters of the shares of common stock that they are offering pursuant to this prospectus.

         There is currently no public market for our common stock and it is possible that no such market will develop or that trading will not commence for a substantial period of time after the date of this prospectus. We expect one or more brokers to trade our shares and to apply for the approval of the shares for quotation on the OTC Bulletin Board, but there is no assurance that we will be able to secure such listing.

         We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we may receive up to $11,814,375 of proceeds from the sale of 4,917,500 shares of our common stock issuable upon exercise of warrants or options by the selling stockholders and the cancellation of $1,400,000 of debt owed by us from the conversion of certain notes into shares of common stock.

         Please see "Risk Factors" beginning on page 6 to read about certain factors you should consider before buying shares of common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  May [ ], 2002

         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling stockholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                                TABLE OF CONTENTS



SPECIAL NOTES REGARDING FORWARD LOOKING STATEMENTS.........................1
PROSPECTUS SUMMARY.........................................................1
RISK FACTORS...............................................................6
DIVIDEND POLICY...........................................................14
USE OF PROCEEDS...........................................................14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................14
CAPITALIZATION............................................................14
SELECTED FINANCIAL DATA...................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS................17
BUSINESS..................................................................23
MANAGEMENT................................................................38
INDEMNIFICATION FOR SECURITIES ACT LIABILITY..............................43
SELLING STOCKHOLDERS......................................................43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................54
PLAN OF DISTRIBUTION......................................................55
DESCRIPTION OF SECURITIES.................................................57
LEGAL MATTERS.............................................................59
EXPERTS...................................................................59
ADDITIONAL INFORMATION....................................................59
INDEX TO FINANCIAL STATEMENTS............................................F-1

               SPECIAL NOTES REGARDING FORWARD LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "intend," "forecast," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our or our industry's current results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements.

                               PROSPECTUS SUMMARY

         The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus and the financial statements.

                          BIOVEST INTERNATIONAL, INC.

                                  OUR BUSINESS

         We are a biotechnology company that possesses an ability to produce cells in a patented process that the National Cancer Institute ("NCI") has selected as the process of choice for their continuing development of patient-specific cancer vaccines. Historically, we have focused on providing cell culture production to third parties and on utilizing our cell culture production platform to develop proprietary drugs internally or in conjunction with others. We have historically developed, manufactured and marketed patented cell culture systems and performed contract production services, including cell selection line, optimization and subcloning, white cell and secreted protein production and cell banking.

         We offer innovative perfusion technologies generally used today by emerging diagnostic and biotechnology companies to develop and manufacture human health care products including diagnostic products such as pregnancy and drug testing kits and diagnostic imaging products used for the diagnosis of various types of cancer. Our customers have the ability to scale up to larger volume producing systems as their products progress from the research stage to commercial-scale production. We also provide contract cell production services to produce genetically engineered products such as whole cells, monoclonal antibodies and recombinant proteins for industrial research, diagnostic production and clinical studies for injectable therapeutics and diagnostics targeted for the treatment of various cancers and a broad spectrum of other diseases. We have been selected by the National Institutes of Health to establish and operate the National Cell Culture Center ("NCCC") which is a five year grant, renewed in 2001, to assist promising researchers. Through the NCCC, we also provide subsidized production of a variety of cells and bioproducts for research institutions throughout the United States.

         Since our formation, we have been a leading supplier of perfusion cell culture systems and services with over 1,000 cell culture systems installed in 24 countries worldwide and have provided contract cell culture services to over 60 companies and 500 academic research organizations.

                             OUR MARKET OPPORTUNITY

         We believe the market for our perfusion-based systems and contract production services will increase as growing numbers of biotherapeutic products emerge from the FDA approval process, particularly those products derived from monoclonal antibodies and novel proteins. In May 2001, UBS Warburg estimated the market for 10 currently marketed monoclonal antibodies for the year 2000 was in excess of $2 billion. UBS estimates that this market will be in excess of $6 billion by 2005 and up to $24 billion by 2010. Currently, there are over 500 monoclonal antibodies under early and late stage development.

         In September 2001, we entered into a Collaborative Research and Development Agreement ("CRADA") with the NCI to jointly develop a personalized immunotherapeutic for B-cell lymphomas, which is currently in Phase III clinical trials in the United States. We believe that the NCI has recognized our technology as being the preferred choice to manufacture their personalized cancer immunotherapeutics and to use this technology to further develop additional immunotherapeutics and other personalized medicines. If approved by the FDA, we anticipate this cancer immunotherapeutic will be produced at commercial production levels utilizing our proprietary cell culture production system, however, there can be no assurance that we will receive FDA approval for any products or that we will be able to produce the vaccine at commercial production levels. We expect that our production system will be utilized to satisfy all immunotherapeutic production requirements during the Phase III trials. It is our strategy to continue to pursue securing additional rights to proprietary therapeutics by leveraging our production system as an essential element of the commercial production of any such product.

                                  OUR STRATEGY

         Our strategy for growth emphasizes the continued development of our manufacturing process to facilitate our commercial development of a patient-specific cancer immunotherapeutic. We also plan to continue expanding our share of the mammalian cell culture bioreactor and contract cell production services markets while exploring additional uses for and greater acceptance of our innovative perfusion-based cell culture technology. We believe this strategy positions us to capitalize on the rapidly expanding biotechnology market, while avoiding the risks associated with dependency on a new and developing market or on a single product or technology.

                        OUR BANKRUPTCY AND REORGANIZATION

         On July 31, 1999, we emerged from Chapter 11 Bankruptcy Reorganization with new management, officers and directors. On July 7, 1999, the United States Bankruptcy Court, District of Minnesota, Third Division, entered the order confirming our Modified First Amended Plan of Reorganization dated June 28, 1999 (the "Plan") which became effective July 30, 1999. For financial reporting purposes, the effective date of the Plan is considered to be July 31, 1999 (the "Effective Date"). References to the "Predecessor Company" refer to us before our reorganization effective July 31, 1999.

                                  ORGANIZATION

         We were incorporated under the laws of the State of Minnesota in October 1981 under the name Endotronics, Inc. In February 1993, we changed our name to Cellex Biosciences, Inc., and in May 2001 we changed our name to Biovest International, Inc. In July 2001, we reincorporated under the laws of the State of Delaware.

         Our principal executive offices are located at 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 816-8900. Our website is located at www.biovest.com, but the information on our website is not in any way a part of, or incorporated by reference in, this prospectus.

                                  THE OFFERING

Type of security                                             Common stock

Offering price                                               Sales of shares of our common stock by the selling
                                                             stockholders may be at whatever price they negotiate or at prices and terms prevailing at the then current market.

Total proceeds raised by offering                            None; however, we may receive up to $11,814,375 from the
                                                             sale of shares of our common stock issuable upon the
                                                             exercise of warrants and options and the cancellation of
                                                             $1,400,000 of debt owed by us from the conversion of debt
                                                             into shares of common stock.



Shares of common stock offered                               14,745,137

Common stock to be outstanding after the offering(1)
                                                             15,003,861

Use of proceeds                                              We will not receive any of the proceeds from the
                                                             selling stockholders' sale of their common stock,
                                                             however we will receive proceeds from the exercise of
                                                             options and warrants.  We plan to use any proceeds we
                                                             receive for working capital and general corporate
                                                             purposes.




(1) Does not include 7,451,600 shares of our common stock issuable pursuant to the exercise of stock options and warrants outstanding as of March 31, 2002 (excluding shares of common stock offered in this prospectus issuable upon exercise of warrants).

                             SUMMARY FINANCIAL DATA

         The following summary financial information is derived from our financial statements included at the back of this prospectus. You should read this summary financial information in conjunction with our financial statements and the related notes to those statements appearing elsewhere in this prospectus. You should also read "Use of Proceeds" and "Capitalization."


                                                                SUMMARY FINANCIAL DATA
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Summary of Operating Data:                                Year               Year                 Six Months
                                                         Ended               Ended                   Ended
                                                     September 30,       September 30,             March 31,
                                                         2000                  2001          2001            2002
                                                         ----                  ----          ----            ----
                                                                                                  (unaudited)
Revenues                                                 $5,863             $10,096         $5,060         $5,511

Cost of sales                                             3,970               7,384          3,518          4,138

Operating expenses                                        3,662               8,340          3,496          3,602

Loss from operations                                     (1,769)             (5,628)        (1,954)        (2,229)

Interest expense                                           (152)               (205)           (39)          (252)

Other income                                                 37                   1              -             20

Net loss                                                $(1,884)            $(5,832)       $(1,993)       $(2,461)

Net loss per common
  share-basic and diluted                                $(0.38)             $(0.63)        $(0.22)        $(0.26)


                                                                                                         March 31,
                                                                                                            2002
                                                                                                            ----
Balance Sheet:                                                                                          (unaudited)
-------------
    Working capital                                                                                     $ (2,521)
    Total assets                                                                                            8,274
    Long-term debt, less
      current portion                                                                                         265
    Shareholders' equity                                                                                    1,555

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price, if any, of our common stock could decline, and you may lose all or part of your investment. References to the "Predecessor Company" refer to us before our reorganization effective July 31, 1999.

                          RISKS SPECIFIC TO THE COMPANY


WE HAVE A HISTORY OF OPERATING LOSSES AND EXPECT TO INCUR FURTHER LOSSES AND WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN


         The Predecessor Company incurred significant losses and cash flow deficits in each year since our reorganization in 1988 resulting in an accumulated deficit of $40,323,000 immediately preceding our reorganization as of July 30, 1999. Subsequent to the reorganization in 1999, we have accumulated a deficit of $10,374,000. We incurred a net loss of $197,000 for the two months ended September 30, 1999, a net loss of $1,884,000 for the fiscal year ended September 30, 2000, a net loss of $5,832,000 for the fiscal year ended September 30, 2001 and a net loss of $2,461,000 for the six months ended March 31, 2002. Although core operations are improving, we estimate operations will continue to show losses for the next few years, particularly with the anticipated expenses associated with the CRADA. There is no assurance that the additional required funds can be obtained on terms acceptable or favorable to the Company, if at all. The net losses incurred, and the need for additional funding, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WE WILL NEED ADDITIONAL FINANCING

         We have incurred significant losses and cash flow deficits in previous years. During fiscal 2001 and the first six months of fiscal 2002 ended March 31, 2002, we met our cash requirements through the use of cash on hand, the sale of common stock, and short-term loans.

         Our ability to continue our present operations and meet our obligations under the CRADA, is dependent upon our ability to obtain significant additional funding. The terms of the CRADA include, among other things, a requirement for us to pay $530,000 quarterly to the NCI for expenses incurred in connection with the ongoing Phase III clinical trials. We made the first payment in the quarter ended September 30, 2001. On May 8, 2002 we executed, with the NCI, an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement.

         Additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. We are currently in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from our stockholders and the sale of equity securities; however, no assurance can be given that we would be able to obtain such additional funds on terms acceptable or favorable to us, if at all. Substantial delays in obtaining such financing would have an adverse effect on our ability to perform under the CRADA.

BECAUSE OUR PRODUCT DEVELOPMENT EFFORTS DEPEND ON NEW TECHNOLOGIES, AND BECAUSE CERTAIN OF OUR PRODUCT CANDIDATES ARE IN AN EARLY STAGE OF DEVELOPMENT, THERE IS A HIGH RISK OF FAILURE

         We are pursuing novel and unproven technologies and products in both the therapeutic and diagnostic areas. To date, companies have developed and commercialized relatively few products based on patient-specific immunotherapeutics. Many of our product candidates are in early stages of development, and commercialization of these products involves the risks of failure inherent in developing products based on new technologies and, with respect to our perfusion technology business, the risks associated with drug development generally. These risks include the possibility that:

     o these technologies or all or any of the products based on these technologies will be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals;

     o the products will be difficult to manufacture on a large scale or uneconomical to market;

     o proprietary rights of third parties will prevent us or our collaborators from marketing products;

     o    third parties will market superior or equivalent products; and

     o    the products will not attain market acceptance.

         Our products and product candidates fall into two categories: unregulated research products and regulated diagnostic and therapeutic products. Our regulated products, including all of our cell culture systems and services, must receive regulatory approval before being marketed and, in connection therewith, must satisfy rigorous standards of safety and efficacy before they can be approved by the FDA and international regulatory authorities for commercial use. In many cases, we will need to conduct significant additional research and pre-clinical testing and clinical trials before we can file applications with the FDA for product approval. Clinical trials are expensive and have a high risk of failure. We cannot assure you that later stage results will be consistent with pre-clinical or earlier clinical results. Based on results at any stage of development, including later-stage clinical trials, we may decide to discontinue development of one or more products.

WE MIGHT BE UNABLE TO MANUFACTURE PRODUCTS ON A COMMERCIAL SCALE

         Manufacturing, supply and quality control problems could arise as we, either alone or with subcontractors, attempt to scale-up manufacturing capabilities for products under development. We might be unable to scale-up in a timely manner or at a commercially reasonable cost. Problems could lead to delays or pose a threat to the ultimate commercialization of our products and cause us to fail.

         We or any of our contract manufacturers could encounter manufacturing difficulties relating to, among other things:

         o  the ability to scale up manufacturing capacity;

         o  production yields;

         o  quality control and assurance; or

         o  shortages of components or qualified personnel.

         Our manufacturing facilities and those of our contract manufacturers are or will be subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies and these facilities are subject to Quality System Regulation, or QSR, requirements of the FDA. If we or our third-party manufacturers fail to maintain facilities in accordance with QSR regulations, other international quality standards, or other regulatory requirements, then the manufacturing process could be suspended or terminated, which would harm us.

WE DEPEND ON SUPPLIERS FOR MATERIALS, WHICH COULD IMPAIR OUR ABILITY TO MANUFACTURE OUR PRODUCTS

         Outside vendors provide key components and raw materials used in the manufacture of our products. Although we believe that alternative sources for these components and raw materials are available, any supply interruption in a limited or sole source component or raw material would harm our ability to manufacture our products until a new source of supply is identified and qualified. In addition, an uncorrected defect or supplier's variation in a component or raw material, either unknown to us or incompatible with our manufacturing process, could harm our ability to manufacture products. We might not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all. If we fail to obtain a supplier for the components of our products, our operations could be disrupted.

BECAUSE CLINICAL TRIALS FOR OUR PRODUCTS WILL BE EXPENSIVE AND THEIR OUTCOME IS UNCERTAIN, WE MUST INCUR SUBSTANTIAL EXPENSES THAT MIGHT NOT RESULT IN ANY VIABLE PRODUCTS

         Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any regulated products, we must demonstrate through pre-clinical testing and clinical trials that our product candidates are safe and effective for use in humans. We will incur substantial expense for, and devote a significant amount of time to, pre-clinical testing and clinical trials.

         Historically, the results from pre-clinical testing and early clinical trials often have not been predictive of results obtained in later clinical trials. A number of new drugs have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections could be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

         Clinical trials conducted by us or by third parties on our behalf might not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approval for our products. Regulatory authorities might not permit us to undertake any additional clinical trials for our product candidates.

         Completion of clinical trials will take several years or more. The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product candidate. Our commencement and rate of completion of clinical trials could be delayed by many factors, including:

         o inability to manufacture sufficient quantities of materials for use in clinical trials;

         o slower than expected rate of patient recruitment or variability in the number and types of patients in a study;

         o    inability to adequately follow patients after treatment;

         o    unforeseen safety issues or side effects;

         o    lack of efficacy during the clinical trials; or

         o    government or regulatory delays.

BECAUSE WE HAVE LIMITED EXPERIENCE IN DEVELOPING PRODUCTS, WE MIGHT BE UNSUCCESSFUL IN OUR EFFORTS TO DEVELOP PRODUCTS

         The extent to which we develop and commercialize patient-specific immunotherapeutics and cell culture systems and, in the future, other products to which we have retained commercial rights, will depend on our ability to:

         o    develop products internally;

         o    complete laboratory testing;

         o    obtain necessary regulatory approval;

         o    deploy sales and marketing resources effectively; and

         o enter into arrangements with third parties to provide these functions.

         Although we have started clinical trials with respect to potential products, we have limited experience with these activities and might not be successful in developing or commercializing these or other products.

COMPETING TECHNOLOGIES MAY ADVERSELY AFFECT US

         Biotechnology and perfusion technology have undergone, and are expected to continue to undergo, rapid and significant technological change. New developments in biotechnological processes are expected to continue at a rapid pace in both industry and academia, and these developments are likely to result in commercial applications competitive with our current products and products under development. We expect to encounter intense competition from a number of companies that offer products in our targeted application areas. We anticipate that our competitors in these areas will consist of both well-established and development-stage companies and will include:

         o    health care companies;

         o    chemical and biotechnology companies;

         o    biopharmaceutical companies;  and

         o    companies developing drug discovery technologies.

         The perfusion technology business is also intensely competitive and is in many areas dominated by large service providers. In many instances, our competitors have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than us. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.

         Our competitors might succeed in developing, marketing, or obtaining FDA approval for technologies, products, or services that are more effective or commercially attractive than those we offer or are developing, or that render our products or services obsolete. As these companies develop their technologies, they might develop proprietary positions, which might prevent us from successfully commercializing products. Also, we might not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.

THE UNCERTAINTY OF PATENT AND PROPRIETARY TECHNOLOGY PROTECTION AND OUR POTENTIAL INABILITY TO LICENSE TECHNOLOGY FROM THIRD PARTIES MAY ADVERSELY AFFECT US

         Our success will depend in part on obtaining and maintaining meaningful patent protection on our inventions, technologies and discoveries. Our ability to compete effectively will depend on our ability to develop and maintain proprietary aspects of our technology, as well as to operate without infringing, or, if necessary, to obtain rights to, the proprietary rights of others. Our patent applications might not have priority over others' applications and, even if issued, our patents might not offer protection against competitors with similar technologies. Any patents issued to us might be challenged, invalidated or circumvented and the rights created thereunder may not afford us a competitive advantage.

         Our commercial success also depends in part on our neither infringing patents or proprietary rights of third parties nor breaching any licenses we have obtained from third parties permitting us to incorporate technology into our products. It is possible that we might infringe these patents or other patents or proprietary rights of third parties. In the future we might receive notices claiming infringement from third parties. Any legal action against us or our collaborative partners claiming infringement and damages or seeking to enjoin commercial activities relating to our products and processes may require us or our collaborative partners to obtain licenses in order to continue to manufacture or market the affected products and processes. In addition, these actions may subject us to potential liability for damages. We or our collaborative partners might not prevail in an action, and any license required under a patent might not be made available on commercially acceptable terms, or at all.

         There are many U.S. and foreign patents and patent applications held by third parties in our areas of interest, and we believe that there may be significant litigation in the industry regarding patent and other intellectual property rights. Potential future litigation could result in substantial costs and the diversion of management's efforts regardless of the merits or result of the litigation. Additionally, from time to time we may be engaged in the defense and prosecution of interference proceedings before the U.S. Patent and Trademark Office, or USPTO, and related administrative proceedings that can result in our patent position being limited or in substantial expense to us and significant diversion of effort by our technical and management personnel. In addition, laws of some foreign countries do not protect intellectual property to the same extent as do laws in the United States, which could subject us to additional difficulties in protecting our intellectual property in those countries.

         We also rely on trade secrets, technical know-how and continuing inventions to develop and maintain our competitive position. Others might independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology, and we may not be able to protect our rights to our trade secrets. We seek to protect our technology and patents, in part, by confidentiality agreements with our employees and contractors. Our employees might breach their existing proprietary information, inventions and dispute resolution agreements. Accordingly, these agreements may not protect our intellectual property, and our employees' breaches of those agreements could have a material adverse effect on us.

OUR OPERATING RESULTS MAY FLUCTUATE WIDELY BETWEEN REPORTING PERIODS

         Our operating results may vary significantly from quarter to quarter or year to year, depending on factors such as timing of biopharmaceutical development and commercialization of products by our customers, the timing of increased research and development and sales and marketing expenditures, the timing and size of contracts and whether we introduce to the market new products or processes. Consequently, revenues, profits or losses may vary significantly from quarter to quarter or year to year, and revenue or profits in any period will not necessarily be indicative of results in subsequent periods. These period-to-period fluctuations in financial results may have a significant impact on the market price, if any, of our securities.

OUR CONTRACT CELL PRODUCTION SERVICES ARE SUBJECT TO PRODUCT LIABILITY CLAIMS

         The contract production services for therapeutic products that we offer expose us to an inherent risk of liability as the proteins or other substances manufactured by us, at the request and to the specifications of our customers, could foreseeably cause adverse effects. We obtain agreements from our contract production customers indemnifying and defending us from any potential liability arising from such risk. There can be no assurance, however, that we will be successful in obtaining such agreements in the future or that such indemnification agreements will adequately protect us against potential claims relating to such contract production services. We may also be exposed to potential product liability claims by users of our products. We may seek to increase our insurance coverage in the future in the event of any significant increases in our level of contract production services. There can be no assurance that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed. A successful partially or completely uninsured claim against us would have a material adverse effect on our operations.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR EFFORTS WOULD BE HINDERED AND WE MIGHT BE UNABLE TO DEVELOP OUR OWN PRODUCTS OR PURSUE COLLABORATIONS

         Our success will depend on our ability to attract and retain key employees and scientific advisors. Competition among biotechnology and biopharmaceutical companies, as well as among other organizations and companies, academic institutions and government entities, for highly skilled scientific and management personnel is intense. There is no guarantee that we will be successful in retaining our existing personnel or advisors, or in attracting additional qualified employees. If we fail to acquire personnel or if we lose existing personnel, our business could be seriously interrupted.

WE DO NOT EXPECT TO PAY ANY DIVIDENDS

         We have not declared or paid cash dividends since our inception. We currently intend to retain all of our earnings to finance future growth and therefore do not expect to declare or pay cash dividends in the foreseeable future.

OUR TAX-LOSS CARRYFORWARDS ARE SUBJECT TO RESTRICTIONS

         At March 31, 2002, we had net operating loss carryforwards ("NOLS") for federal income tax purposes of approximately $48,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLS is limited after an ownership change, as defined in Section 392, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Due to the various changes in our ownership, and as a result of our Chapter 11 bankruptcy proceeding, a significant portion of these carryforwards are subject to significant restrictions with respect to our ability to use those amounts to offset future taxable income. Use of our NOLS may be further limited as a result of future equity transactions.

OUR CERTIFICATE OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER

         The anti-takeover provisions in our certificate of incorporation and our bylaws could make it more difficult for a third party to acquire us without approval of our board of directors. These provisions could delay, discourage or prevent a takeover attempt or third party acquisition that our stockholders consider to be in their best interests, including a takeover attempt that results in a premium over the market price for the shares held by our stockholders.

                                 INDUSTRY RISKS

WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATION

         The cell culture systems and services that we sell are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act. Our cell culture bioprocessing systems are regulated as Class I medical devices and must be manufactured in accordance with the FDA's current Good Manufacturing Practice ("cGMP") requirements. Our cell culture instruments must comply with a variety of safety regulations to be sold in Europe, including, but not limited, to the directives commonly referred to as "CE". Our customers who use these cell culture bioprocessing systems must also comply with more extensive and rigorous FDA regulation. The process of complying with FDA regulations and obtaining approvals from the FDA is costly and time consuming. The process from investigational stage until approval to market can take a minimum of seven and up to as many as ten to twelve years currently and is subject to unanticipated delays. Furthermore, there is no assurance that our customers will be able to obtain FDA approval for bioproducts produced with their systems.

WE USE HAZARDOUS MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE COSTLY AND TIME CONSUMING


         Our manufacturing, clinical laboratory, and research and development processes involve the storage, use and disposal of hazardous substances, including hazardous chemicals and biological hazardous materials. Because we handle biohazardous waste with respect to our contract production services, we are required to conform our customers' procedures and processes to the standards set by the United States Environmental Protection Agency ("EPA"), as well as those of local environmental protection authorities. Accordingly, we are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Although we believe that our safety and environmental management practices and procedures for handling and disposing of these hazardous materials are in accordance with good industry practice and comply with applicable laws, permits, licenses and regulations, the risk of accidental environmental or human contamination or injury from the release or exposure of hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, including environmental clean-up or decontamination costs, and any such liability could exceed the limits of, or fall outside the coverage of, our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could be required to incur significant costs to comply with current or future environmental and public and workplace safety and health laws and regulations.

                          RISKS RELATED TO THE OFFERING

NO PUBLIC MARKET FOR OUR COMMON STOCK

         There is currently no public market for our common stock. We cannot be certain that an active trading market will develop or, if developed, sustained. We also cannot be certain that purchasers of our common stock will be able to resell their common stock at prices equal to or greater than their purchase price. The development of a pubic market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time. We do not have any control whether there will be sufficient numbers of buyers and sellers. Accordingly, we cannot be certain that an established and liquid market for the common stock will develop or be maintained. The market price of the common stock could experience significant fluctuations in response to our operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations, and general economic and market conditions, may hurt the market price of our common stock.

         In addition, if our common stock is quoted on the OTC Bulletin Board, an investor might find it more difficult than it would be on a national exchange to dispose of, or to obtain accurate quotations as to the market value of, our securities. We are also subject to a Securities and Exchange Commission rule that, if we fail to meet certain criteria set forth in such rule, the rule imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell our securities and may affect the ability of our stockholders to buy and sell our securities in the secondary market. The Commission has adopted rules that define a "penny stock." In the event the common stock were subsequently to become characterized as a penny stock, broker-dealers dealing in our securities would be subject to the disclosure rules for transactions involving penny stocks. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of the common stock and have a material adverse effect on the trading market for our securities.

THE MARKET PRICE OF OUR COMMON STOCK COULD BE AFFECTED BY SHARES ELIGIBLE FOR SALE AND SALES OF SHARES UNDERLYING OPTIONS AND WARRANTS.

         As of September 30, 2001, we had approximately 9.6 million shares of common stock outstanding. In September 2001 we filed a registration statement with Securities and Exchange Commission and in November 2001 the SEC declared the registration statement effective. The registration statement registered the resale by certain of our security holders of 9,379,693 shares of our common stock currently outstanding and 5,518,775 shares issuable upon exercise of options and warrants and upon conversion of certain convertible notes. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect the prevailing market price, if any, of our common stock.

THE VALUE OF YOUR SHARES WILL BE DILUTED

         Investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share. To the extent outstanding options and warrants to purchase our common stock are exercised, there will be further dilution in net tangible book value per share.

THE PRICE OF OUR STOCK, IF EVER PUBLICLY TRADED, MAY BE HIGHLY VOLATILE

         The market price for our common stock, if it is ever publicly traded, is likely to fluctuate along with the highly volatile market prices of securities of biotechnology companies. You may not be able to resell shares of our common stock following periods of volatility. In addition, you may not be able to resell shares at or above your purchase price.

         Our stock price will be affected by the following factors, many of which are outside of our control:

         o    actual or anticipated variations in quarterly operating results;

         o announcements of technological innovations or new products or services by us or our competitors;

         o    changes in financial estimates by securities analysts;

         o    conditions or trends in the biotechnology industry;

         o changes in the economic performance or market valuations of other biotechnology companies;

         o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;

         o    additions or departures of key personnel; and

         o    sales of our common stock.

         In the past, securities class action litigation has often been instituted against a company following periods of volatility in the stock price. If we were sued in this type of litigation we could incur substantial costs and our management's attention and resources would be diverted from our operations.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently anticipate that we will retain all of our future earnings for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results and other factors as the board of directors, in its discretion, deems relevant.

                                 USE OF PROCEEDS

         This prospectus applies to shares of our common stock that may be offered from time to time by the selling stockholders of our company. None of the proceeds from the sale of shares of common stock pursuant to this offering will be paid to us, except for the exercise price paid by the selling stockholders for their stock options and warrants. If the selling stockholders exercise all options and warrants, we estimate we will receive gross proceeds of approximately $11,814,375 and the cancellation of $1,400,000 of debt owed by us. We anticipate that any proceeds that we receive from the exercise of options and warrants will be used for working capital and general corporate purposes. Pending the use of any proceeds, we intend to invest these funds in short term, interest bearing investment obligations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Pursuant to our Plan of Reorganization (the "Plan"), all equity securities of the Predecessor Company were canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to Biovest LLC and 250,003 shares (25%) were issued to our unsecured creditors. Until March 15, 2000, the remaining 230,000 (23%) shares were being held in escrow to be released to LLC or the Schuster Group, our secured creditors, pursuant to an agreement, which was incorporated into the Plan. Biovest LLC was successful in paying and obtaining the release of direct claims and indirect guarantee claims of the Schuster Group in the approximate amount of $2,300,000, and the escrowed shares were issued to Biovest LLC. See Note 8 in the Notes to our Financial Statements.

         In addition, pursuant to our reorganization, an additional 26,836 shares of our new common stock were issued to employees and former officers of the Predecessor Company. Those shares are unregistered.

         As of April 23, 2002, there were 489 stockholders of record.

         We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently anticipate that we will retain all of our future earnings for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results and other factors as the board of directors, in its discretion, deems relevant.

                                 CAPITALIZATION

         The following table sets forth, as of March 31, 2002, our actual capitalization. This table should be read in conjunction with the financial statements, including the notes thereto, which are included in this prospectus.

                                                                                    March 31, 2002
                                                                                    --------------
Shareholders' equity
   Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued
     and outstanding                                                                $      -
   Common stock, $.01 par value, 50,000,000 shares authorized; 9,629,696
     shares issued and outstanding(1).........................................             96,000
    Additional paid-in capital                                                         12,083,000
   Accumulated deficit (accumulated since July 31, 1999, the effective date
     of the Company's Amended Plan of Reorganization).........................        (10,374,000)

   Stock subscription receivable..............................................           (250,000)
                                                                                    -------------
         Total shareholders' equity...........................................      $   1,555,000
                                                                                    =============

         (1) Excludes 9,411,600 shares of our common stock issuable pursuant to the exercise of stock options and warrants outstanding as of March 31, 2002.

                             SELECTED FINANCIAL DATA

         The Selected Financial Data presented below for each of the years in the two-year period ended September 30, 2001 were derived from our audited Financial Statements included elsewhere in this prospectus. The Selected Financial Data presented below for the six month periods ended March 31, 2001 and 2002 and as of March 31, 2002 are derived from our unaudited Financial Statements included elsewhere in this prospectus and, in the opinion of management, include all material adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations for such periods.

         Historical results are not necessarily indicative of results to be expected for the entire year. The Selected Financial Data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and the Financial Statements and related Notes included elsewhere in this prospectus.

                                                               SELECTED FINANCIAL DATA
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Summary of Operating Data:                                Year                Year                   Six Months
                                                         Ended                Ended                     Ended
                                                      September 30,       September 30,               March 31,
                                                           2000                2001              2001            2002
                                                           ----                ----              ----            ----
                                                                                                     (unaudited)
Revenues                                                 $5,863             $10,096            $5,060          $5,511
Cost of sales                                             3,970               7,384             3,518           4,138
Operating expenses                                        3,662               8,340             3,496           3,602
Loss from operations                                     (1,769)             (5,628)           (1,954)         (2,229)
Interest expense                                           (152)               (205)              (39)           (252)
Other income                                                 37                   1                 -              20
Net loss                                                $(1,884)            $(5,832)          $(1,993)        $(2,461)
Net loss per common
  share-basic and diluted                                $(0.38)             $(0.63)           $(0.22)         $(0.26)


                                                                                                         March 31,
                                                                                                            2002
                                                                                                            ----
Balance Sheet:                                                                                          (unaudited)
    Working capital                                                                                     $ (2,521)
    Total assets                                                                                            8,274
    Long-term debt, less
      current portion                                                                                         265
    Shareholders' equity                                                                                    1,555

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

OVERVIEW

         On July 31, 1999, we emerged from Chapter 11 Bankruptcy Reorganization with new management, officers and directors.

         As of July 31, 1999, we adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

         Fresh-start reporting resulted in material changes to our balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected in the financial statements of the Predecessor Company for the ten months ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, our capital structure was recast in conformity with the Plan.

         In September 2001 we successfully entered into the CRADA with the NCI for the development and ultimate commercialization of a patient-specific immunotherapeutic for the treatment of non-Hodgkin's low-grade follicular lymphoma. The terms of the CRADA include, among other things, a requirement for us to pay $530,000 quarterly to the NCI for expenses incurred in connection with the ongoing Phase III clinical trials. The Company made the first payment in the quarter ended September 30, 2001. On May 8, 2002 the Company and the NCI executed an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement. Successful development of the immunotherapeutic, if approved by the FDA, from Phase III clinical trials through commercialization will commit us to several years of significant expenditures before revenues will be realized, if ever.

         Our ability to continue our present operations and meet our obligations under the CRADA is dependent upon our ability to obtain significant additional funding. We are currently in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from shareholders and others and the sale of equity securities. Our management believes we will be able to raise the necessary funds to continue operations in the near term.

         There is no assurance that the additional required funds can be obtained on terms acceptable or favorable to the Company, if at all. In addition we have incurred significant net losses. The net losses we have incurred and the need for additional funding raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RESULTS OF OPERATIONS

         We have included in our financial statements the assets and liabilities recorded in connection with the acquisition of certain assets and assumption of certain liabilities of Unisyn Technologies, Inc. The Unisyn acquisition was recorded under the purchase method of accounting. Accordingly, the results of operations related to Unisyn since May 25, 2000, the effective date, have been included in our statement of operations.

                         SIX MONTHS ENDED MARCH 31, 2002

         REVENUES. Revenues for the six months ended March 31, 2002 of $5,511,000 were up 9% from $5,060,000 for the six months ended March 31, 2001. Contract cell culture production services for the six months ended March 31, 2002 increased marginally, from $3,034,000 to $3,049,000. Consumable sales for the six months ended March 31, 2002 increased 46% from $914,000 to $1,332,000.

         GROSS MARGIN. The overall gross margin for the first six months of fiscal year 2002 decreased versus the comparable period last year from 31% to 25%. The decrease is primarily the result of production interruptions initiated by customers combined with certain facility rearrangements.

         OPERATING EXPENSES. Research and development expenses for the six months ended March 31, 2002 increased approximately $581,000 or 63% over last year, due to increased expenses for the CRADA, offset by the effect of the amendment, amounting to $566,000. CRADA expenses for the six months ended March 31, 2002 were approximately $1,263,000. These expenses are associated primarily with designing a more efficient bioreactor for the immunotherapeutic production and administrative expense associated with the Phase III clinical trial. Marketing, general and administrative expenses decreased $475,000 for the six months ended March 31, 2002 versus the same period in fiscal year 2000. The decrease is attributed largely to reduced professional services and consulting expenses and expenses related to the Company's financing activities.

         OTHER EXPENSE, NET. Other expense, net consists of interest expense on our long-term debt that was assumed pursuant to our reorganization and interest on the short-term loans from affiliates. Interest expense for the first six months of fiscal year 2002 was $193,000 higher than for the first six months of fiscal year 2001 due to the increase in the amount of debt and higher interest amortization from the value of the additional warrants issued between the periods.

                          YEAR ENDED SEPTEMBER 30, 2001

         REVENUES. Sales for the fiscal year ended September 30, 2001 were 72% higher than fiscal year 2000. Contract cell culture sales increased by approximately 89%. Unisyn cell culture revenues, included only for the period May 25, 2000 to September 30, 2000, amounted to $1,287,000 or 22% of total fiscal year 2000 sales and 38% of contract cell culture sales. Unisyn cell culture revenues for the full fiscal year ended September 30, 2001 amounted to $4,814,000 or 48% of total sales and 75% of contract cell culture sales.

         GROSS MARGIN. The overall gross margin for the fiscal year ended September 30, 2001 decreased to approximately 27% from 32%, due to unfavorable changes in product mix and lower than planned Unisyn margins in contract cell production and inventory adjustments.

         OPERATING EXPENSES. Research and development expenses for fiscal year 2001 compared to fiscal year 2000 increased 444% primarily due to continued increased spending for the CRADA. CRADA expenses for fiscal year ended September 30, 2001 amounted to $2,508,000 or 94% of the increase from the prior fiscal year; there were no CRADA expenses in fiscal 2000. Research and development expenses, associated primarily with the CRADA, could nearly double in the current fiscal year, if our plan is realized. Marketing, general and administrative expenses during the fiscal year ended September 30, 2001 increased by $2,496,000 or 79% over fiscal year 2000 primarily due to increased professional services, from $414,000 in fiscal 2000 to $945,000 in fiscal 2001, increased consulting fees, from $259,000 in fiscal 2000 to $1,259,000 in fiscal 2001 and increased salaries, from $287,000 in fiscal 2000 to $1,065,000 in fiscal 2001.

         OTHER EXPENSE, NET. Other expense, net consists predominantly of $120,000 related to the amortization of warrants issued in connection with affiliate debt financing. Total interest related to affiliate debt was $165,000; there was no such expense in fiscal 2000. The remaining interest expense relates to the Company's long-term debt which was assumed pursuant to our reorganization; the long-term debt was $478,000 at September 30, 2001 of which $139,000 was current. As of September 30, 2000 this long-term debt was $614,000 of which $129,000 was current.

LIQUIDITY AND CAPITAL RESOURCES

         On March 31, 2002, we had a working capital deficit of $2,521,000 compared to a deficit of $126,000 at September 30, 2001 and working capital of $3,945,000 at September 30, 2000. During the years ended September 30, 2000 and 2001 and the six months ended March 31, 2002, we used $2,216,000, $2,070,000 and $515,000 in cash in operating activities, primarily due to net losses we incurred.

         During the years ended September 30, 2000 and 2001 and the six months ended March 31, 2002, we utilized $257,000, $400,000 and $243,000 of cash for capital expenditures.

         We have incurred significant losses and cash flow deficits in previous years. During fiscal year 2001 and 2000 we incurred losses of $5,832,000 and $1,884,000. During fiscal year 2001 and 2000, we used $2,070,000 and $2,216,000 of cash flow for operations. During the six months ended March 31, 2002 we incurred a loss of $2,461,000 and used $515,000 of cash flow for operations. We have been meeting our cash requirements through the use of cash on hand, the sale of common stock and short-term borrowings, primarily from affiliates.

         During the three month periods ended March 31, 2002 and December 31, 2001 the Company obtained additional loans, with a term of one year, aggregating approximately $475,000 and $625,000, respectively; these loans bear interest at 7.5%, are due on various dates through January 31, 2003 and are also convertible into shares of the Company's common stock at $3.00 per share, at the holder's option, if the Company wishes to pay amounts under the loans before maturity. The Company issued 100,000 warrants with an exercise price of $2.50 per share and 100,000 warrants with an exercise price of $5.00 per share to a third party who assisted in the financing.

         In December 2001 an individual loaned the Company $150,000, under a note payable that bears interest at 7.5%, is due December 19, 2003 and is convertible into shares of the Company's common stock at $3.00 per share at the holder's option, if the Company wishes to pay amounts under the loan before maturity. In connection with the note the Company issued warrants to purchase 50,000 shares of the Company's common stock at $5.00 per share.

         During the year ended September 30, 2001, seven individuals each loaned the Company $100,000. The notes were payable at any time on or before September 1, 2001 at our option, with interest at 10% per annum. In connection with the issuance of the debt, we issued 25,000 warrants with an exercise price of $2.50 per share and 25,000 warrants with an exercise price of $5.00 per share to each of the creditors. The warrants are exercisable immediately and have a term of five years. In September 2001, four of these seven loans were renewed with new loans bearing interest at 10% due on September 1, 2002 and convertible into shares of common stock at $3.00 per share at the holder's option. In connection with the renewals, we issued each party warrants to purchase 25,000 shares of common stock with an exercise price of $5.00 per share, exercisable from September 1, 2001 through September 30, 2006.

         In August 2001, a shareholder loaned the Company $1,000,000 due on August 19, 2002, with interest at 7.5% per annum. This loan is also convertible, at the holder's option, into shares of common stock at $3.00 per share if we wish to pay amounts under the loan before August 19, 2002. In connection with the issuance of the debt, we issued 100,000 warrants with an exercise price of $5.00 per share and 100,000 warrants with an exercise price of $10.00 per share, exercisable on or before August 1, 2006.

         During fiscal 2001, the Company sold 170,000 units at $3.00 per unit, consisting of 170,000 shares of the Company's common stock and 510,000 warrants for $510,000. The warrants have an exercise price of $5.00 per share, are exercisable immediately and have a term of ten years.

         In September 2001, we successfully entered into a definitive CRADA with the NCI for the development and ultimate commercialization of a patient specific immunotherapeutic for the treatment of non-Hodgkin's low-grade follicular lymphoma. The terms of the CRADA include, among other things, a requirement for us to pay $530,000 quarterly to NCI for expenses incurred in connection with the ongoing Phase III clinical trials. The Company made the first payment in the quarter ended September 30, 2001. On May 8, 2002 the Company and the NCI executed an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement. Successful development of the immunotherapeutic, if approved by the FDA, from Phase III clinical trials through commercialization will commit us to several years of significant expenditures before revenues will be realized, if ever.

         Our ability to continue our present operations and meet our obligations under the CRADA, is dependent upon our ability to obtain significant additional funding. Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. Management is currently in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from our shareholders and others and the sale of equity securities. We believe that we will be able to raise the necessary funds to continue operations in the near term.

         There is no assurance that the additional funds, which are required, can be obtained on terms acceptable or favorable to us, if at all. Substantial delays in obtaining such financing would have an adverse effect on our ability to perform under the CRADA.

FLUCTUATIONS IN OPERATING RESULTS

         Our operating results may vary significantly from quarter to quarter or year to year, depending on factors such as timing of biopharmaceutical development and commercialization of products by our customers, the timing of increased research and development and sales and marketing expenditures, the timing and size of orders and the introduction of new products or processes by us. Consequently, revenues, profits or losses may vary significantly from quarter to quarter or year to year, and revenue or profits or losses in any period will not necessarily be indicative of results in subsequent periods.

IMPACT OF FOREIGN SALES

         A significant amount of our operating revenue has been and is expected to continue to be derived from export sales. Our export sales were 30% of total revenue for fiscal year ended September 30, 2000 and 41% for the year ended September 30, 2001. During the fiscal year ended September 30, 2000 one customer accounted for 10% of revenues. During the fiscal year ended September 30, 2001 one customer accounted for approximately 20% of total revenues. Two customers accounted for 17% and 16% of the Company's accounts receivable balance at September 30, 2001.

         Our export sales were 42% and 49% for the six months ended March 31, 2001, and 2002, respectively.

         While we invoice our customers in U.S. dollars, we will be subject to risks associated with foreign sales, including the difficulty of maintaining cross-cultural distribution relationships, economic or political instability, shipping delays, fluctuations in foreign currency exchange ratios and foreign patent infringement claims, all of which could have a significant impact on our ability to deliver products on a timely and competitive basis. In addition, future imposition of, or significant increases in, the level of customs duties, export quotas or other trade restrictions could have an adverse effect on our business.

TAX LOSS CARRYFORWARDS

         At March 31, 2002, we had net operating loss carryforwards ("NOLS") for federal income tax purposes of approximately $48,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLS is limited after an ownership change, as defined in Section 392, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Due to various changes in our ownership, and as a result of our Chapter 11 bankruptcy proceeding, virtually all of these carryforwards are subject to significant restrictions with respect to our ability to use these amounts to offset future taxable income. Use of our NOLS may be further limited as a result of future equity transactions.

RECENT ACCOUNTING PRONOUNCEMENTS

         On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001, though earlier adoption is permitted. Under the new pronouncement, among other provisions, goodwill, including reorganization value in excess of amounts allocable to identifiable assets, and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually and whenever there is an impairment indicator.

         The Company will continue to amortize the reorganization value in excess of amounts allocable to identifiable assets under its current method until the date of adoption, which will be October 1, 2002, at which time amortization will no longer be recognized. By the end of the year of implementation the Company will have completed a transitional fair value based impairment test of goodwill. Impairment losses, if any, resulting from the transitional testing will be recognized as a cumulative effect of a change in accounting principle.

         On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of Accounting Principles Board Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS 144 is not expected to effect the Company's operating results or financial position.

                                    BUSINESS
        General


     Our company, Biovest International, Inc. ("Biovest" or the "Company") is a biotechnology company focused on the production and contract manufacturing of biologic drugs and products from small through commercial scale. The Company utilizes its patented biological production process, which it continues to further develop. Our first biologic product, a personalized immunotherapeutic for the most common and fastest-growing form of hematologic cancer, known as B-cell lymphoma, is currently in a Phase III FDA-approved licensing trial. The Company's capabilities as a leader in hollow-fiber cell culture technology have resulted in our selection by the National Cancer Institute ("NCI") as the preferred producer on this initial Phase III trial. Our Company may also be involved in the production and commercial development of other products in the NCI's personalized cancer vaccine program. It is anticipated that personalized vaccine products for deadly diseases such as cancer and AIDS will develop as a clear trend in therapeutic biologic drugs, and the Company's ability to produce these drugs in scalable quantities increases our likelihood of involvement in this rapidly-expanding market. The Company is currently involved in negotiations for the production and potential ownership interest of other personalized immunotherapeutics for various cancers and other serious diseases. At the same time, the Company is continuing its contract production business, a field that is forecasted to expand with the expected increase of new biologic drugs making their way through the FDA approval pipeline, and maintaining and modernizing its line of patented, proprietary hollow-fiber instruments.


     In 1998, Biovest LLC invested in our Company so as to apply and further the use of hollow fiber technology in the field of biologic therapeutics. Recognizing the need to enhance current therapeutic models, particularly in the areas of cancer and AIDS, new management saw biologics as the key to the next significant advancement in drug discovery, diagnostics and therapeutics.


     By 2000, biologics such as monoclonal antibodies were demonstrating significant value in disease therapeutics and had emerged on the commercial pharmaceutical market as only eleven monoclonal antibodies approved for commercial distribution represented approximately $2 billion in revenues. Since these pioneer drugs emerged, many more have gained licensure and there are currently thousands in the pipeline. These biologics are unique in many ways, including their precise specificity to diseases on the molecular level. Further, there has been the emergence of even more specific and effective biologics. With the mapping of the human genome recently released, new management also recognized this trend and the potential value of patient specific therapeutics.


     New management believed that the time was right to leverage our core production competency and technological superiority to obtain increased market share in production of biological drugs. In 2000, the NCI sought a production house with the technology to commercially produce a vaccine for Non-Hodgkin's lymphoma that was made from a patient's own tumors. We applied to the NCI to discuss involvement in this project. Already familiar with our hollow fiber instrumentation and our production capabilities, the NCI accepted our bid to produce the cancer immunotherapeutic. We were awarded a contract in June of 2000 for the production of the patient-specific supernatant immunotherapeutic for an FDA-approved Phase III clinical trial.

     On November 14, 2000, we were notified by the NCI that we had been selected to exclusively negotiate a Cooperative Research and Development Agreement ("CRADA") for the development of an idiotype tumor immunotherapeutic for the treatment of B-cell lymphomas and on September 4, 2001, we were officially awarded the CRADA with the NCI.

     If approved by the FDA, it is anticipated that this cancer immunotherapeutic will be produced at commercial production levels utilizing our proprietary cell culture production system, however, there can be no assurance that we will be able to produce the immunotherapeutic at commercial levels. We expect that our production system will be utilized to satisfy all immunotherapeutic production requirements during the Phase III trials. In addition, as mentioned earlier, we are exploring and negotiating with various entities to apply our proprietary technology and instruments to the production and commercialization of other emerging biologic therapeutic drugs, including other personalized vaccines for cancers and other diseases.


     It is our strategy to continue to pursue additional rights to proprietary therapeutics by leveraging our production system as an essential element of the commercial production of any such product. We intend to continue to expand our mammalian cell culture and contract cell production service businesses while exploring additional uses for and greater acceptance of our perfusion-based bioreactor cell culture technology.

     The Company originated in 1981 as a Minnesota-based corporation, furnishing cell culture instrumentation and biologic contract production services to researchers, biopharmaceuticals, and government agencies. Hollow fiber technology is the basis for our instruments and production. This technology, which we believe is the best-suited for many types of biologic production, simulates human capillaries and provides an environment conducive to biologic
(cell) replication at high densities with advantages in processing, lead times and cost.

     We furthered our production capabilities in May of 2000 by acquiring the assets of Massachusetts-based Unisyn Technologies, Inc. ("Unisyn"). Formerly a competitor of our Company, Unisyn provided clean room production capabilities in current Good Manufacturing Practices ("cGMP") space utilizing isolation suites that are ideal for the therapeutic biologic manufacturing protocols. Unisyn further provided patented whole cell production technologies and, through its San Diego manufacturing plant, hollow fiber bioreactor and flow path production capabilities to support expanded production operations.


     In 2000, the National Institutes of Health ("NIH") renewed its grant to us to manage and house the National Cell Culture Center ("NCCC"), which provides cell culture production services to leading researchers and academic institutions throughout the United States. This five-year grant, originally placed with M.I.T. in the 1980's, has now been awarded to us three times in succession via a peer-reviewed competitive process.


     Originally, the Company was incorporated under the laws of the State of Minnesota but recently we reincorporated in the State of Delaware. We have corporate headquarters located in Englewood Cliffs, New Jersey with research and development, manufacturing and contract cell culture production operations located in Minneapolis, Minnesota. With the acquisition of the assets of Unisyn Technologies, Inc. we added research and development, manufacturing and contract cell culture production operations located in Hopkinton and Worcester, Massachusetts and San Diego, California.

     During fiscal years 2001 and 2000 we incurred net losses of $5,832,000 and $1,884,000, respectively, and used $2,070,000 and $2,216,000 of cash in operating activities. At September 30, 2001 we had a deficit in working capital of $126,000. During the six months ended March 31, 2002 we incurred a loss of $2,461,000 and used $515,000 of cash flow for operations. We have been meeting our cash requirements through the use of cash on hand, the sale of common stock and short-term borrowings, primarily from affiliates.

     In September 2001 we successfully entered into a definitive CRADA with the NCI for the development and ultimate commercialization of patient-specific vaccines for the treatment of non-

Hodgkin's low-grade follicular lymphoma. The terms of the CRADA include, among other things, a requirement for us to pay $530,000 quarterly to NCI for expenses incurred in connection with the ongoing Phase III clinical trials. The Company made the first payment in the quarter ended September 30, 2001. On May 8, 2002 the Company and the NCI executed an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement. Successful development of the vaccine, if approved by the FDA, from Phase III clinical trials through commercialization will commit us to several years of significant expenditures before revenues will be realized, if ever.

     Our ability to continue our present operations and meet our obligations under the CRADA is dependent upon our ability to obtain significant additional funding. Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. We are currently in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from shareholders and others and the sale of equity securities. We believe we will be able to raise the necessary funds to continue operations in the near term. See Notes 13 and 14 of the Notes to the Financial Statements regarding the new loans entered into by the Company subsequent to September 30, 2001.

     There is no assurance that the additional required funds can be obtained on terms acceptable or favorable to the Company, if at all. The net losses we have incurred and the need for additional funding raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EVENTS LEADING TO REORGANIZATION


     In 1998 Biovest LLC became the debtor-in-possession of Cellex Biosciences, Inc., the Predecessor Company.


     Due in part to the underdeveloped nature of the market it served, the Predecessor Company incurred significant operating losses. The Predecessor Company obtained capital from various sources including term loans, lines of credit, corporate partners and equity financings consisting of public offerings and numerous private placement financings. However, these financings typically were not sufficient to bring the Predecessor Company to a positive working capital position.

     On October 10, 1997, the Predecessor Company entered into an agreement with Unisyn, a hollow fiber technology systems company and a competitor, to form a combined new company. The Predecessor Company initiated a $3.8 million debt financing to serve as the bridge to the completion of the merger and a post-merger equity financing. Unisyn unilaterally terminated the merger on February 27, 1998.

     The termination had a significant negative impact on the Predecessor Company's results of operations for fiscal year1998. Beyond the financial burden that already existed, the Predecessor Company was then saddled with bridge financing of $3,800,000 and was forced to write-off over $400,000 in merger costs.

     On October 6, 1998, three participants in the Predecessor Company's bridge financing to the Unisyn merger filed an involuntary Chapter 11 Bankruptcy. New investors were identified and provided the necessary capital to fund the Predecessor Company's recapitalization and on-going operations. On December 8, 1998, the Predecessor Company filed a Consent to Order for Relief with the U.S. Bankruptcy Court and began operating as a debtor-in-possession.

     During that period, Biovest LLC, a biotechnology investment group, agreed to provide debtor-in-possession financing and fund a consensual plan of reorganization in exchange for equity control of our company. On July 7, 1999, the United States Bankruptcy Court, District of Minnesota, Third Division, confirmed our company's Modified First Amended Plan of Reorganization dated June 28, 1999 (the

"Plan") which became effective July 30, 1999. For financial reporting purposes, the effective date of the Plan is considered to be July 31, 1999, the Effective Date. See Note 4 in the notes to our Financial Statements.

OUR CURRENT BUSINESS

     Industry. Worldwide R&D spending by pharmaceutical and biotechnology companies is estimated to be over $50 billion in 2001. Growth has accelerated in recent years and is expected to continue growing between 9-11% per year in the near term based on pending patent expirations and the need for novel therapies (source: Parexel's Pharmaceutical R&D Statistical Sourcebook 2000). The 4-year Compounded Annual Growth Rate of outsourced biologics manufacturing in the U.S. is estimated at over 30% (source: Arthur D. Little, Industry Sources, and RBC Dain Rauscher, Inc.).

     Biologic Drug Preeminence. Historically, diagnostic and therapeutic health care products have been, and continue to be, predominantly developed and manufactured by pharmaceutical companies using chemical transmutation techniques or bacteria, fungi and yeast cell cultures. Stirred tank cell culture and fermentation systems are typically used to grow such bacteria, fungi and yeast cell cultures. During the 1980s, in connection with the advent of genetic engineering, a variety of additional and, for some purposes, more effective cell production technologies were also developed. The perfusion technology (hollow fibers) employed by our mammalian cell culture systems are examples of these newer cell culture technologies.

     The biotechnology industry has grown rapidly and produced many diverse companies focusing on and developing a variety of diagnostic and therapeutic health care products. These new biotechnology products (genetically expressed proteins) are potentially far more potent and result in less harmful side effects than their chemical and bacterial derived forerunners. These products are being introduced to the commercial market in steadily growing numbers and with expanding market potential.

     From the outset, attempts to produce more complex genetically engineered proteins from traditional bacteria, fungi and yeast cells proved disappointing. These cells were found to be incapable of expressing structurally competent proteins which result in the desired therapeutic or diagnostic effect. Scientists have since identified mammalian cells as the best source for production of functional or physiologically competent genetically expressed proteins. However, mammalian cells typically are more complex and less cost effective for use as a production methodology for recombinant protein. Consequently, we believe that the successful commercialization of many bioproducts will be dependent on the availability of manufacturing processes and facilities that produce mammalian cell proteins economically and efficiently.

     Currently, most biotechnology and pharmaceutical companies manufacture mammalian cell proteins using traditional fermentation and stirred tank cell culture ("fermentation") technologies; however, no one cell culture technology is suitable for the production of every mammalian cell or mammalian cell-derived bioproduct. Each type of mammalian cell is unique and its economical production is highly dependent on the cell culture technology used. For example, traditional fermentation technologies, while quite effective for the production of some mammalian cells and bioproducts, encounter technical difficulties in the production of others, such as many of the monoclonal antibodies. As a result, perfusion technologies, such as our hollow fiber technology have emerged within the last decade as preferable alternative to traditional fermentation approach.


     PERSONALIZED CANCER IMMUNOTHERAPEUTIC FOR B-CELL FOLLICULAR LYMPHOMA The Company is engaged in a clinical trial in association with the NCI and has embarked upon a project for the potential licensing, commercialization and further development of a cancer immunotherapeutic for B-cell lymphoma. The specific cancer targeted in the current FDA-approved Phase III trial is Non-Hodgkin's lymphoma and more specifically, the low-grade follicular form of Non-Hodgkin's lymphoma (FL).

     UNDERSTANDING THE DISEASE Non-Hodgkin's lymphoma is a cancer of the immune system. The immune system is composed, in part, of specialized cells, which include both B-cell and T-cell lymphocytes. These cells play an integral role in recognizing, destroying and ultimately eliminating disease-causing foreign substances, virally infected cells and malignant cells that might be present in the human body. B-cells and T-cells have diverse functions that are predicated by receptors, which exist on their surfaces. These receptors react specifically to foreign substances and infected or malignant cells and thereby serve to eradicate them from the body.

     A cancer of the immune system such as a B-cell lymphoma is a breakdown of this process leaving the patient susceptible to life-threatening conditions as a result of the inability of the B-cells and T-cells to properly function. It is the restoration of their proper function that will ultimately halt the disease process. It is accepted in the scientific and medical community that up-regulating the immune system is a key component in the treatment of cancer.

     The NCI for many years has been attempting to establish protocols to up-regulate the immune system of cancer patients. Non-Hodgkin's lymphoma currently afflicts, at any given time, more than 300,000 patients in the United States. It is a cancer that afflicts 56,900 new patients per year in the United States; general B-cell lymphoma afflicts many more. Hodgkin's disease, as an example, afflicts nearly 10,000 new Americans per year.


     Currently, Non-Hodgkin's lymphoma is the most commonly occurring hematological cancer with 85% of all Non-Hodgkin's lymphomas being B-cell lymphomas. It is the fifth-leading cause of cancer death in the United States and is the second fastest growing cancer in the United States in terms of mortality rate. This data was most recently presented at the Hematology/Oncology CME Circle, sponsored by the University of Washington School of Medicine in "Medscape"(3/30/01).

     There are many clinical sub-types of Non-Hodgkin's lymphoma, which include small lymphocytic, also known as CLL Mantel Cell Follicular Marginal Zone (MALT-type) diffuse large cell, B-cell primary media-stinal (thymic, B-cell) Burkets lymphoblastic, T-cell, peripheral T-cell and anaplastic large cell, T/MULL-CELL. Patients diagnosed with indolent or low-grade follicular Non-Hodgkin's lymphoma, as published in the Journal of the National Cancer Institute, have not experienced an improvement in the survival rate of patients with follicular (otherwise known as indolent) lymphoma over the last three decades.


     The median survival remains unchanged in these patients, even if the natural history of the disease has been altered by either alkylating agents or radiation therapy. That is, patients have a median survival rate of 7 to 10 years and there is no and has been no curative plateau whatsoever.


     TREATMENT OPTIONS The treatment options for this disease have included a "watch and wait" approach, a single-agent chemo-therapeutic approach, anthrocycline-containing combination chemotherapy, purine analogue containing chemotherapy, total nodal irradiation, autologous or allogenic transplantation and antibody therapy.


     Most recently, antibodies have gained their acceptance in the treatment of Non-Hodgkin's lymphoma and are often utilized as the primary treatment. These biologicals have slowly become the standard of care for this disease. Included in this group is Rituximab(TM), which is an antibody to the CD-20 receptor that exists on the surface of both normal and malignant B-cells.

     In data taken from the pivotal trial of Rituximab(TM), which included 151 evaluable patients from a total 166 intended to treat, there were 6 patients who displayed complete clinical responses and 42 patients who were in partial remission. In this pivotal licensing trial, published in the Journal of Clinical

Oncology in 1998 by McLoughlin et al., the median time to onset of response was 50 days and the median duration of response was 11.6 months with a range of 1.9 to 36.7 months. The median time to progression of disease was 13.2 months. The drug was approved on the basis of this trial, which included a 48% response rate with only 6 complete responses in the 166 patients tested.


     In addition, a French paper presented in December 2000, at the annual meeting of the American Society of Hematology ("ASH"), involved 50 patients who were hand-picked, with low tumor burden and no symptoms including normal LDH (liver enzymes) and betal-2 micro-globulin. As a result, excellent results were published where a complete remission rate of 41% was noted with an overall response rate of almost 70%.


     Because Rituximab(TM) is a new therapy, dosing is still being worked out. A study by John Byrd evaluated the half-life of the drug and noted that it was variable among patients. This study had 33 evaluable patients who received Rituximab(TM) three times a week at costs ranging from $12,000 to $36,000, and Byrd demonstrated a complete response rate of 3%, an overall response rate of 45% which last a median of 10 months.

     In addition, radio-immuno-conjugates have been molecularly combined with Rituximab(TM) to produce a drug called Zevalin(TM). It was found that Zevalin(TM) had a higher overall response rate, which was 80% versus 56% observed with Rituximab(TM). The complete remission rate of Zevalin(TM) was 30% versus 16%, and there was no difference in the duration of responses.

     There have also been additional studies utilizing a drug entitled Bexxar(TM), which is another radio-immuno-conjugate that utilizes a slightly different radiological agent. In the original Phase I/II studies performed with Bexxar(TM), patients who entered had low-grade, transformal grade and intermediate grade lymphoma, and they were enrolled if they had relapsed after chemotherapy. The surprising result was a high response rate, which was 83% with almost a 50% complete response rate. Interestingly, in that trial the intermediate grade lymphoma was also responsive but no complete remissions were obtained. In another Bexxar(TM) clinical trial for patients with transformed low-grade Non-Hodgkin's lymphoma, the overall response rate was 53% with a complete response rate of 29% and the median duration of response in 11 months in the first group and 20 months in the second group.

     Another form of treatment that has been utilized is total body irradiation and radio-immuno-therapy with implants as well as stem cell transplantation. The main issue is the limited dose of radiolabeled anti-body that can be used in order to avoid serious bone marrow damage, which is a dose-limiting toxicity.


     BIOVEST'S ROLE; THE IMMUNOTHERAPEUTIC APPROACH As stated earlier, there is no significant overall change in the treatment for this deadly, lethal disease, which historically has a 99% mortality rate. The NCI and Biovest use an immunotherapeutic model, which utilizes a specific marker that exists only on these cancerous cells. The cancerous cells are removed and a therapeutic monoclonal anti-body that reacts only with the specific cancer, creates a personalized cancer vaccine that can stimulate the patients' immune system to turn against and destroy this very cancer cell. Data from a Phase-II trial was initially published in Nature Medicine, with statistics that demonstrated nearly 90% of the patients had complete clinical responses 4 1/4 years after their vaccination. The immunotherapeutic demonstrated a 95% response rate, and both the B-cell and T-cell arm of the immune system were proved to be activated. These patients were initially placed on a chemotherapeutic protocol and those achieving remission were then vaccinated with a therapeutic anti-body, which was produced specifically for each patient. The results, as stated, were significant and highly encouraging. This in turn prompted a Phase-III licensing trial, which required the NCI to locate and identify a company capable of manufacturing a significant amount of patient-specific anti-body for the large number of patients that would be required in this nationwide trial.

     In June of 2000, the NCI awarded Biovest a contract for the production of the patient-specific immunotherapeutic for an FDA-approved Phase III clinical trial. On November 14, 2000, we were notified by the NCI that we were invited to negotiate a CRADA for the development of an idiotype tumor immunotherapeutic for the treatment of B-cell lymphomas and in September 2001, we entered into a definitive CRADA with the NCI.


     Under the terms of the original CRADA, we had certain financial and staffing obligations. We were required to make certain payments to the NCI including a payment of $530,000 each quarter for expenses incurred by the NCI and an initial payment of $100,000 for costs associated with the NCI's sponsorship. The Company made the first payment in the quarter ended September 30, 2001. On May 8, 2002 the Company and the NCI executed an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement. In consideration for our financial and staffing commitments, we are granted an exclusive option to negotiate with the NCI for a license to commercialize certain intellectual property resulting from the research conducted pursuant to the CRADA. There can be no assurance that research under the CRADA will be successful or, if it is successful, that we will be able to negotiate a license on favorable terms. In addition, we may not be able to derive any revenue from a license for a number of years, if at all.


     Biovest has a patented biological production process, which it is utilizing for the manufacture of these immunotherapeutics and many of the other involved processes are also proprietary to the Company. In addition, Biovest will maintain the exclusive commercialization and intellectual property rights for the material going forward in the trial.

     We are establishing satellite facilities in major universities to enable collection of lymph nodes from these patients, which is not especially invasive since the lymph node is initially required for the diagnosis. It is from this lymph node that the malignant B-cells are collected and from this the immunotherapeutic is manufactured.


     This trial is now ongoing in six locations, which include Duke University, Northwestern University, The University of South Florida - The Moffitt Cancer Center, The University of Pennsylvania, N.Y.U Medical Center and the NCI.


     The Company has been able to demonstrate an increase in the scalability and manufacturing of this immunotherapeutic, problems with which in the past have plagued this approach. We have been able to do this in a manner acceptable to the NCI, thus setting the stage for our selection for this process. Biovest along with its scientific team believes in the application of this technology and process to many other cancers and other diseases.

     COMMERCIALIZING THIS IMMUNOTHERAPEUTIC The Company has evaluated the market in which it seeks to ultimately commercialize this drug and is considering a co-marketing arrangement. The crux of the marketing plan will be to direct information regarding the immunotherapeutic and the prescribing of the immunotherapeutic to the specific specialized physicians who are involved with and treat these types of patients, namely the hematological oncologists specializing in lymphoma.

     The cost of treatment of this disease is expensive. In the New York City metropolitan area it is estimated that the average treatment cost with current treatment methodology ranges between $300,000 and $500,000 per patient. Chemotherapeutic treatment programs typically cost approximately $90,000 per treatment cycle and very often multiple cycles are required. Bone marrow transplant, which very often is required in those patients who remain refractory to treatment can be in excess of $200,000. This of course does not include many other complications, which often afflict such patients.

     Biovest has plans to make the entire cost of treatment with our immunotherapeutic less than the cost of chemotherapeutic regimen. It is important to note that Biovest's treatment approach does not replace chemotherapy. It works in conjunction with the chemotherapy.

     The current clinical trial is ongoing and requires a total accumulation of 563 patients; we are approximately at the 100-patient mark as of March 31, 2002.

     There are many risks and costs involved in clinical trials, and it should be noted that, in accordance with a statistic quoted from U.B.S. Warburg, just 60% of biological monoclonal anti-bodies in Phase-III ultimately gain commercialization rights. We can make no assurances that we will be able to commercialize and license this immunotherapeutic.


     Market Overview As noted in Biospace News (May 11, 1999), outsourcing of bio-pharmaceutical manufacturing is increasing in popularity, and the market has now exceeded $1 billion in annual sales and approaches $2 billion. Our management has recognized the growth potential in the biologic cell production segment of the biotechnology market. The Jackson Laboratories study predicts that 50% of biological production will be dedicated to patient-specific medicine in the year 2020. These projections increase to nearly 100% by the year 2040. The present shortage of production capacity for biologics in general will increase as this market segment rapidly expands.


     We believe that our patented and proprietary technology is well suited to satisfy this need for production capacity and have positioned ourselves to benefit from the anticipated increase in demand. The release of the mapping of the human genome, stimulating further research and development of biologic drugs, will serve only to increase demand for production services.


     Non-Hodgkin's lymphoma is the most commonly occurring hematological cancer with 85% of all Non-Hodgkin's lymphomas B-cell lymphomas. It is the fifth-leading cause of cancer death in the United States and is the second-fastest growing cancer in the United States in terms of mortality rate. There are an estimated 500,000 persons afflicted with Non-Hodgkin's lymphoma worldwide at any given time. As such, the potential market for our vaccine is significant, and the provision of a new and effective treatment method will make a significant impact on the market.

     Future growth in the biotechnology industry, and specifically in the contract cell production services market, is expected to be driven by biotechnology-based development in the pharmaceutical industry.
Biopharmaceuticals are tied to large scale production of mammalian cells.

FUTURE STRATEGY

     Our management has adopted a strategy, which utilizes the strengths of the Predecessor Company and augments those historical strong points with a focus on the field of biologic therapeutic production.


     The strategy begins with a commitment to maintain and grow our core business of contract production and further the technology. We have expanded our technology and applied it to GMP production of clinical-grade material in the clean-room and GMP production space acquired in the Unisyn asset purchase. With the ability to design, manufacture and supply our own patented flowpaths and bioreactors for use in our contract production business, we are positioned to take advantage of the anticipated rise in demand for production services in the next five years. With the outlook in the biotech press predicting that production capability is lacking in the industry, we have taken steps to address this demand and to provide a strong and growing contract production capability.

     In light of the emerging trend within the biotechnology industry toward the development of patient-specific biologics for the treatment of many diseases, we see an opportunity to leverage our core competency in cell culture technology and biologic production to exploit the emerging trend toward outsourcing of production and to explore the promising field of patient-specific medicine. Utilizing our existing expertise in cell culture, contract production and instrument development, management seeks to apply these capabilities in the emerging patient-specific biologic market. All indicators point to many patient-specific protocols. We have already been successful in winning the production contract for the NCI-sponsored non-Hodgkin's lymphoma immunotherapeutic, and we have finalized a definitive CRADA with the NCI to take that immunotherapeutic through Phase III trials. Our management believes that we can compete for a share of the contract production business in this emerging field, and for equity ownership of selected patient-specific drugs that show potential for commercial success.


     This drug and process ownership role is part of the final portion of our new strategy for success in the biotech market. Through participation in the NCCC and early-stage research we will explore opportunities in larger-scale biologic production. Our Scientific Advisory Committee will observe and evaluate emerging drugs and allow us to make informed decisions as to drugs with which we should seek to become more involved. Using our platform technologies and our innovative approach to the patient-specific biologic field, we plan to obtain proprietary ownership interests in selected biological drugs over the next several years to allow our Company to stay at the forefront in the production and commercialization of new biological drugs.

OUR CORE TECHNOLOGY

     Mammalian Cell Culture Technology. We have developed considerable expertise with in vitro (outside the living body) simulation of in vivo (in the living body) physiological environments for a wide variety of mammalian cells. Mammalian cells are very complicated and dynamic, with constantly changing needs. The human body has evolved very elaborate control mechanisms to maintain cells in their proper environment. We employ mechanical, electrical, biochemical, and software engineers in addition to cell culture scientists and other cell culture professionals who collaborate with outside medical professionals to simulate and automate these control mechanisms. We have received patents for our perfusion cell culture technology.

     Hollow-Fiber Technology. Hollow fibers are hair-like fibers with hollow centers, or a lumen, made of plastic polymers. We use hollow fibers to simulate human capillaries. Thousands of these fibers are inserted in a cartridge to make a bioreactor for the growth and maintenance of mammalian cells. In the bioreactor, the cells are grown on the outside of the hollow fibers while nutrient media is delivered through the lumen of the fibers. The fiber walls have extremely small pores, allowing nutrients to pass from the lumen to the cells. All re-created products (biologicals) are continuously harvested from the bioreactor for an extended period of time (months).

     Hollow-fiber bioreactors provide significant advantages for large-scale production of mammalian cell products. The hollow-fiber bioreactors simulate the in vivo environment, enabling cells to grow to high densities which approach the density of cells in body tissue. The fibers act as filters and yield concentrated secreted products. The cells are immobilized in the bioreactor so that a pump can harvest the concentrated product from the bioreactor. This permits harvests with high purities, thereby reducing the cost of further purification. The hollow-fiber bioreactors also reduce the amount of costly serum and growth factors that are required for cell growth.

OUR PRODUCTS AND SERVICES

     We applied our mammalian cell culture expertise and hollow-fiber and ceramic core technologies to contract cell culture production services for mammalian cell-derived products and to the design and development of a line of perfusion cell culture systems to facilitate the research and production of mammalian cells and cell-derived products.


     Cell Production Services - In addition to our instrument and services businesses, an integral part of our strategy is the business of providing contract production services to our customers who preferred to outsource the business rather than purchase hardware. This service allows the customer to realize the benefits of our proprietary perfusion technology without a large initial investment in hardware, people, facility and training. The benefit to us is that this business strategy allows access to smaller customers and to larger companies that prefer to outsource production.


     During 1991, our previous management began providing contract services for production of mammalian cell derived monoclonal antibodies for diagnostic applications in accordance with the FDA's cGMP guidelines. Currently, we produce whole cells, monoclonal antibodies and recombinant proteins for research, diagnostic and clinical therapeutic products.

     NCCC Production Services - In September 1990, the NIH awarded us a five year grant to establish and operate the NCCC at our facility in Minneapolis, Minnesota. Subsequently the NIH awarded two successive renewals of this grant to us, the latest of which continues the NCCC through the year 2005.

     Since establishment, the NCCC has provided services to research laboratories within major universities and non-profit research institutions in the United States, including Harvard Medical School, Scripps Research Institute, Dana Farber Institute, Yale Medical School, Stanford Medical School, University of California at Berkeley and the University of Chicago.

     The NCCC provides customized, large scale cell culture services to basic biomedical research investigators. More specifically, the NCCC provides academic scientists with subsidized access to professional cell culture services for large scale production of their individual cell lines. Services include specialized production of whole cells, conditioned media, and cell secreted protein, i.e. monoclonal antibodies or recombinant proteins. These services allow scientists to focus on discovery without the distraction of process development for large scale culture of unique cell lines.

     The NCCC continues to provide large scale cell culture services to basic research investigators throughout the United States. Since the first year of operation, the number of annual requests has increased by 10 fold, with over 700 cell shipments delivered in 2001. Growth rate of this facility steadily increases and as a result, NIH has recently encouraged the NCCC to begin providing these services to academic investigators world-wide. Growth is further evidenced by requests from over 125 new laboratories requesting cell culture support for the first time, each of the past four years. To date, the NCCC has received 847 cell lines from 986 individual laboratories. The vast majority of these laboratories are actively funded by the NIH to support current or cutting edge biomedical research in the United States.

     Production Cell Culture Systems - Our production cell culture systems are known by the acronym ACUSYST which stands for automated cell culture system. We added the CellPharm line of instruments as a result of the Unisyn asset purchase. We applied our mammalian cell culture expertise and hollow-fiber technologies to the design and development of a line of perfusion cell culture systems to facilitate the research and production of mammalian cells and cell-derived products and contract cell culture production services for mammalian cell-derived products.

     Consumables and Supplies - We offer consumable products required for use with our systems, including hollow fiber bioreactors, cultureware, tubing sets and other cell growth chambers. Because of the nature of cell culture, these products can normally be used only once for a culture period of weeks to several months. Typically, a cell culture system will utilize three to four sets of consumables each year. All cultureware is supplied pre-assembled and sterilized for convenient operation.

CUSTOMERS

     We market our products and services through internal and external resources to biopharmaceutical and biotech companies as well as to medical schools, universities, research institutes, hospitals, private laboratories and laboratories of the federal government.

RESEARCH AND DEVELOPMENT


     We seek to be a leader in serving the outsourcing needs of the biotechnology market through further scale-up of our systems' production capabilities, developing or acquiring new, more cost effective cell culturing technologies and processes and broadening the uses of our cell culture technology. Research and development expenses for the six months ended March 31, 2002 were $1,501,000, an increase of $581,000 or 63% versus the six months ended March 31, 2001, due to increased expenses for the CRADA. CRADA expenses for the six months ended March 31, 2002 were approximately $1,263,000. Research and development expenditures were $2,673,000, and $491,000 for the fiscal years ended September 30, 2001 and 2000. Research and development expenditures associated with the CRADA were $2,508,000 for fiscal year 2001 versus no CRADA expenses for fiscal 2000.


COMPETITION


     Our hollow fiber contract production services compete with the alternative manufacturing processes of stirred tank fermentors, transgenics (plants and animals), and ascites production in mice. Companies utilizing alternative production technologies compete with us in three differing segments of the market: commercial scale therapeutic cGMP, diagnostic and clinical phase therapeutics, and research non-GMP. The commercial scale production segment presents competition from companies such as Covance Inc., DSM Biologics, and Lonza Ltd, and is dominated by stirred tank fermentor technology. Companies such as BioReliance, Primedica, and Chiron Corp. represent the diagnostic and clinical phase therapeutic segment competition, while the research non-GMP market is spread out through numerous small organizations. These latter two segments represent the current focus of our manufacturing services.


     In the field of cancer vaccines, since our vaccine therapy program is an adjuvant of chemotherapy, rather than a competing therapy, we are not in competition with the big pharmaceutical companies which produce the various chemotherapy agents. To our knowledge, no other company has been able to show data comparable to that demonstrated by our FL vaccine. Nonetheless, there are many emerging technologies in the pharmaceutical business, including small molecule technology, and all of these emerging technologies pose potential competition as therapeutic agents. This makes time to market a crucial factor.

     We believe that our ability to compete is dependent in large part upon our ability to continually enhance and improve our manufacturing processes and technologies. In order to do so, we must effectively utilize and expand our research and development capabilities and, once developed, expeditiously convert new technology processes. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, access to adequate capital, the ability to develop, acquire and market contract manufacturing processes successfully, the ability to obtain governmental approvals and the ability to serve the particular needs of commercial customers. Factors such as cost, on-time delivery, flexibility, and technical expertise are important customer considerations in selecting contract-manufacturing services. Corporations and institutions with greater resources than us may, therefore, have a significant competitive advantage.

PATENTS, TRADEMARKS AND PROTECTION OF PROPRIETARY TECHNOLOGY

     We have applied for and received patents on certain aspects of each of our hollow fiber bioreactor technology, instrumentation, cellular engineering technology, proprietary cell culturing methods and certain aspects of our cellular immunotherapy technology. Currently, we have approximately twenty (20) issued United States patents and their foreign counterparts. The expiration dates of our presently issued United States patents range from April 2002 to November 2017, and the expiration dates of our presently issued foreign patents range from April 2003 to August 2009.

     We consider our current patents to be of primary importance. To the extent possible, we also intend to seek patent protection for any new products or product enhancements that we develop or acquire. To date, no consistent policy has emerged regarding the breadth of claims covered in biotechnology patents and there can be no assurance that our patents will not be circumvented or invalidated. In addition, companies which have or obtain patents relating to such products or processes could bring legal actions against us (and any entities that may license technology from us) claiming damages and seeking to enjoin us from producing or marketing such products and processes. Such proceedings could cause delays in our product and process market introductions or could prevent us from developing, producing or selling certain products. Insofar as we rely on agreements with employees and consultants, trade secrets and unpatented technology to maintain our competitive position, there can be no assurance that others may not independently develop similar technology or that trade secrets, confidentiality and non-disclosure agreements will not be breached. In addition, other private and public entities, including universities and the federal government, have filed for, or have been issued, patents which, if valid, may require us to obtain licenses. There can be no assurance that such licenses, if required, can be obtained on reasonable commercial terms.

     We consider all trademarks to be of primary importance to our business. We also hold the trademarks relating to Acusyst, CellPharm and the "Biolafitte" trade name in the United States.

GOVERNMENT REGULATION

     Food and Drug Administration. The FDA has extensive regulatory authority over biopharmaceutical products (drugs and biological products), manufacturing protocols and procedures and the facilities in which mammalian proteins will be manufactured. Any new bioproduct intended for use in humans (including, to a somewhat lesser degree, in vivo biodiagnostic products), is subject to rigorous testing requirements imposed by the FDA with respect to product efficacy and safety, possible toxicity and side effects. FDA approval for the use of new bioproducts (which can never be assured) requires several rounds of extensive preclinical testing and clinical investigations conducted by the sponsoring pharmaceutical company prior to sale and use of the product. At each stage, the approvals granted by the FDA include the manufacturing process utilized to produce the product. Accordingly, our cell culture systems used for the production of therapeutic or biotherapeutic products are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act, as amended (the "FD&C Act").

     Our cell culture systems used to produce cells for diagnostic uses are regulated under the FD&C Act as Class I medical devices. Medical devices are classified by the FDA into three classes (Class I, Class II and Class III) based upon the potential risk to the consumer posed by the medical device (Class I devices pose the least amount of risk, while Class III devices and "new" devices are presumed to inherently pose the greatest amount of risk). As Class I devices, our systems must be manufactured in accordance with GMP guidelines. Sales of such systems to customers using them to manufacture materials for clinical studies and licensure do not require prior FDA approval.

     The process of complying with FDA regulations and obtaining approvals from the FDA of applications to market biopharmaceutical products is costly, time consuming and subject to unanticipated delays. There is no assurance that our customers will be able to obtain FDA approval for bioproducts produced with our systems, and failure to receive such approvals may adversely affect the demand for our instruments.

     Under the FD&C Act, our customers must establish and validate Standard Operating Procedures ("SOPs") utilizing our cell culture technologies in their Drug Master Files. We provide assistance in operational, validation, calibration and preventive maintenance SOPs to customers, as needed, to support their product development and commercialization processes. For example, we will typically provide existing and prospective customers who are utilizing our contract production services or constructing production facilities based on our cell culture technologies with information to enable such customers to comply with the FDA's GMP requirements for facility layout and design. This information may be provided either in a drug/biologic Master File which we give permission to customers to cross reference in their submission to the FDA or provided to customers to include in their FDA submissions.

     We have established the capability, at our facility, to provide contract production services of cell-secreted products in compliance with the FDA's GMP requirements for biodiagnostic products and with the somewhat more stringent GMP requirements for investigational biotherapeutic products. We filed a Type I Drug Master File with the FDA in December 1992 describing the procedures, equipment and facilities that we have in place to support the production of investigational biotherapeutic products for human clinical studies.

     In addition, our cell culture systems must comply with a variety of safety regulations to be sold in Europe including but not limited to the directives commonly referred to as "CE" (Communite' Europe).

     Environmental Protection Agency. The handling of potentially hazardous materials, wastes and chemicals is regulated by municipal, state and federal statutes. The EPA is concerned with disposal of materials such as cells and their secreted waste products and hazardous chemical waste. We are required to conform our procedures and processes to the standards set by the EPA, as well as by local pollution authorities; however, because the volume of biological waste products and hazardous chemical waste produced by us is quite small, the costs of complying with federal, state and local environmental laws has not historically been material to our operations.

INSURANCE

     We may be exposed to potential product liability claims by users of our products. We presently maintain product liability insurance coverage in connection with our systems and other products and services, including our contract production services in the amount of $1 million per occurrence up to $2 million per year and general liability coverage in the amount of $2 million per year. In addition, we maintain umbrella coverage in the amount of $3 million. Although we believe that our current level of coverage is adequate to protect our business from foreseeable product liability claims, we may seek to increase our insurance coverage in the future in the event that it significantly increases our level of contract production services. There can be no assurance, however, that we will be able to maintain our existing coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims to which we may be exposed. A successful partially or completely uninsured claim against us could have a material adverse effect on our operations.

     Our production services also expose us to an inherent risk of liability in the event the proteins or other substances manufactured by us, at the request and to the specifications of our customers, cause adverse effects. We believe, however, that customers that contract with us for the production of protein or other substances will be primarily responsible for any possible adverse effects resulting from the sale of their end products. Therefore, we obtain agreements from contract production customers indemnifying us from any potential liability resulting therefrom. There can be no assurance, however, that we will be successful in obtaining such agreements or that any indemnification agreements obtained will adequately protect us against potential claims relating to such contract production services.

     The terms and conditions of our sales and instruments include provisions which are intended to limit our liability for indirect, special, incidental or consequential damages.

EMPLOYEES

     As of April 23, 2002, we had 79 full-time employees, including 11 in research and product development, 22 in manufacturing and quality control, 26 in contract production services, 6 in marketing, sales and technical services and 14 in management, administrative or clerical positions. We supplement our staff with temporary employees and consultants as required. We believe that our relations with employees are satisfactory.

     Our ability to continue to develop and improve marketable products and to establish and maintain our competitive position in light of technological developments will depend, in part, upon our ability to attract and retain qualified technical personnel.

PROPERTY

     We lease approximately 2,000 square feet of executive headquarters office space on the second floor of an office building in Englewood Cliffs, New Jersey. The lease expired on March 31, 2001 and has been renewed on a month-to-month basis. Rent expense was $42,000 for the year ended September 30, 2000 and $36,000 for the year ended September 30, 2001.

     In addition, we lease a two-story building of approximately 33,000 square feet in Minneapolis, Minnesota. This building contains laboratory, manufacturing, office and warehousing areas to support the production of perfusion cell culture systems and contract cell culture services. Total rent expense, for the Minneapolis, Minnesota facility for each of the years ended September 30, 2000 and September 30, 2001 was $242,000.


     We lease approximately 12,000 square feet of floor area of a 53,000 square foot building in Hopkinton, Massachusetts. This building provides space for office and non-GMP contract services. The lease expired on May 31, 2001, and rent expense was $33,000 for the period from May 25, 2000 through September 30, 2000 and $113,000 for the year ended September 30, 2001. We entered into an oral agreement to lease the premises on a month-to-month basis until the end of the calendar year at $12,500 per month. On January 3, 2002, we executed a one year lease at a rental of $15,253 per month.


     We lease approximately 7,000 square feet of floor are on the first floor of a building in San Diego, California. This facility provides space for office, clean room and light manufacturing. The lease expires on December 31, 2002. Rent expense was $24,000 for the period from May 25, 2000 through September 30, 2000, and $65,000 for the year ended September 30, 2001.

     We lease approximately 14,000 square feet on the first floor of a four-story building in a 93,000 square foot biotech park in Worcester, Massachusetts. This facility houses approximately 8,000 square feet for cGMP cell production, 1,000 square feet for administration, and an additional 4,000 square feet for future expansion. The lease expires on February 28, 2006. Rent expense was $130,000 for the period from May 25, 2000 through September 30, 2000, and $376,000 for the year ended September 30, 2001.

LEGAL PROCEEDINGS

     As of the date of this registration statement, we are not a party to any legal proceedings that will have a material adverse effect on our operations or financial condition. However, from time to time we are a party to legal matters arising in the general conduct of business.

                                   MANAGEMENT

     The following individuals are our directors and executive officers:

           Name                           Age                             Position
--------------------------------  -----------------  --------------------------------------------
Dr. Christopher Kyriakides                40            Chairman of the Board, Chief Executive
                                                        Officer and Director

Othon Mourkakos                           44            President, Chief Operating Officer and
                                                        Secretary and Director

David DeFouw, Ph.D.                       56            Director

Mark Hirschel, Ph.D                       50            Chief Scientific Officer

Thomas F. Belleau                         59            Chief Financial Officer

     We plan to add two outside directors to the Board during the year 2002. Such directors will comprise the Compensation Committee and Audit Committee.

     The following provides some biographical information regarding our directors, officers, key employees and affiliates:

     DR. CHRISTOPHER KYRIAKIDES has been our Chairman of the Board since July 31, 1999 and our Chief Executive Officer since September 20, 1999. He has also been Chief Executive Officer and Chairman of the Board of Biovest, LLC since its inception in January 1999. For the last six years, Dr. Kyriakides has also served as President and Medical Director of Sports Medicine and Orthopedic Rehabilitation, P.C., a private enterprise of which he is a founder.

     OTHON MOURKAKOS has been a director of our company since July 31, 1999 and has served as our President and Chief Operating Officer since September 20, 1999 and Chief Financial Officer from September 20, 1999 to June 2000. Since August 1993, he has served as President of Health East Medical Management of New York.

     DAVID DEFOUW, PH.D. has been a director of our company since July 31, 1999 and Chief Scientific Officer since September 1999. Since 1992, Dr. DeFouw has served as the Vice Chairman and Professor of Anatomy, Cell Biology and Injury Sciences at the University of Medicine & Dentistry of New Jersey.

     MARK HIRSCHEL, PH.D. has been Chief Scientific Officer since September 2001. From August 1999 until September 2001, he was our Senior Vice President. Dr. Hirschel has served as the Principal Investigator of the National Cell Culture Center and is a recognized leader in cell culture production. Dr. Hirschel has authored numerous scientific publications and has received several grants and served on several NIH committees. Dr. Hirschel holds a BA in biology from Southwest State University (MN), an MS in Animal Physiology, and a Ph.D. in Reproductive Physiology from the University of Minnesota.

     THOMAS F. BELLEAU has been our Chief Financial Officer since June of 2000. He has over 30 years experience in the field of finance and holds a BA in Economics from Notre Dame University and an MBA in Finance from New York University's Stern School of Business. He has earned a CPA designation. For the last six years he has worked as a consultant to companies primarily in the biotechnology field, orchestrating significant financial turnarounds through company restructuring and improving efficiency of operations.

     Our board of directors is divided into three classes such that the directors of each class serves a three-year term, and the term of one class expires each year such that only one class of directors stands for election each year. Accordingly, at each annual meeting directors of the class whose terms expire at such annual meeting will be elected to hold office until the third annual meeting following the annual meeting at which they were elected and until their respective successors have been duly elected and qualified. Thus, stockholders elect only one-third of the directors at each Annual Meeting of Stockholders. Each director who is not an officer of our Company or an officer or director of an affiliate of our Company is paid $1,000 for each Board of Directors meeting that he or she attends.

     Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     Our bylaws provide for us to indemnify our directors and officers to the extent permitted by law, with respect to actions taken by them on our behalf. Because of the prohibitive cost of acquiring directors' and officers' liability insurance and our recent reorganization, we have not purchased such insurance.

SCIENTIFIC ADVISORY BOARD

     We established a Scientific Advisory Board to assist in the management of the NCCC. The Scientific Advisory Board is an overseeing body that reviews and prioritizes NCCC project applications based on their scientific merit and meets annually with the NIH Program Administrator to review the progress and plans of the NCCC. The members of the Scientific Advisory Board are as follows:

David DeFouw, Ph.D.
(Chairman), Director, Professor
University of Medicine and Dentistry of
New Jersey.

Mark Hirschel, Ph.D.
Chief Scientific Officer
Biovest International, Inc.

Robert Pfeffer, MD.
Clinical Asst. Professor
New York University Medical Center

Michael Gramer, Ph.D.
New Product Development Manager
Biovest International, Inc.

     We are seeking to establish an independent Scientific Advisory Board whose members will be defined and identified as the personalized vaccine aspects of our business further evolves.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid or accrued by us for services rendered to it by each person who served as the Chief Executive Officer during fiscal year 2001 and each other employee whose total salary and bonus exceeded $100,000 during fiscal year 2001, as well as the aggregate compensation for such persons during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                                             Awards
                                                                 Annual Compensation         Shares
                  Name and                    Fiscal             -------------------       Underlying     All Other
             Principal Position               Year            Salary ($)     Bonus ($)       Options     Compensation
             ------------------               ----            ----------     ---------       -------     ------------
Dr. Christopher Kyriakides
 Chairman of the Board of Directors           2001            $305,000(3)         --
 and Chief Executive Officer (1)              2000             $80,000(2)   $110,000(4)        --            --


Othon Mourkakos
 President, Secretary and                     2001            $305,000(3)         --
 Chief Operating Officer (5)                  2000             $80,000(2)   $110,000(4)        --             --


Thomas F. Belleau                             2001            $120,000       $50,000(6)          --             --
 Chief Financial Officer

-------------

(1) Dr. Kyriakides was appointed Chairman of the Board on July 31, 1999 and was appointed Chief Executive Officer of our company on September 20, 1999.

(2) Includes $40,000 of accrued but unpaid salary payable for services rendered to us and 32,000 shares of common stock valued at $1.25 per share for an aggregate value of $40,000.

(3) Includes $265,000 accrued but unpaid salary for services rendered to us for fiscal 2001 and $40,000 accrued but unpaid salary for services rendered to us for fiscal 2000.

(4) Consists of 87,999 shares of common stock valued at $1.25 per share for an aggregate value of $110,000, which were paid as a bonus.

(5) On September 20, 1999, Mr. Mourkakos was appointed as our President and Chief Operating Officer.

(6) Consists of 40,000 shares of common stock valued at $1.25 per share for an aggregate value of $50,000, which were paid as a bonus.

EMPLOYMENT AGREEMENTS

     As of September 30, 2001, we had not entered into written employment agreements with any of our employees, officers or directors.

OPTION RIGHTS

     Option Exercises and Fiscal Year-End Option Values

     The following tables set forth information concerning the grant of stock options during fiscal year 2001 to each of the persons described in the Summary Compensation Table and the number and value of unexercised options held by them at the fiscal year-end.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  Potential Realizable
                                  Number of       Percent of      Exercise                               Value
                                  Securities    Total Options/     or Base                      At Assumed Annual Rates
                                  Underlying     SARs Granted       Price                            of Stock Price
                                 Options/SARs    To Employees                                         Appreciation
                                                                                                  for Option Term (3)

             Name                  Granted      In Fiscal Year     ($/Sh)     Expiration Date      5%($)       10%($)
             ----                  -------      --------------     ------     ---------------     ------       ------
Dr. Christopher Kyriakides (1)     600,000           31.6           1.375     June 6, 2011           -            -
Othon Mourkakos (1)                600,000           31.6           1.375     June 6, 2011           -            -
Thomas F. Belleau (2)              100,000            5.3            1.25     June 6, 2011           -            -

-------------
(1) On June 6, 2001, the Board of Directors granted to such person options to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $1.375 per share. Options to purchase 200,000 shares are exercisable at any time on and after June 6, 2002, options to purchase 200,000 shares are exercisable on and after June 6, 2003 and options to purchase 200,000 shares are exercisable on and after June 6, 2004. The foregoing options expire on June 6, 2011.

(2) On June 6, 2001, the Board of Directors granted to such person options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $1.25 per share. Options to purchase 4,167 shares are exercisable at any time on and after July 6, 2001, with options to purchase an additional 4,167 shares each month for the next two years. The foregoing options expire on June 6, 2011.

(3) Our common stock is not publicly traded and there is no public market for such common stock.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                                                              Potential Realizable Value
                                                                                                At Assumed Annual Rates
                                                                  Number of Unexercised       of Stock Price Appreciation
                                                                  Option/SARs at FY-End           for Option Term (1)
            Name              SHARES ACQUIRED       VALUE
                                ON EXERCISE     REALIZED ($)
                                                               Exercisable  Unexercisable   Exercisable    Unexercisable
                                                               -----------  -------------   -----------    -------------

Dr. Christopher Kyriakides          --               --         1,000,000        600,000        --              --
Othon Mourkakos                     --               --         1,000,000        600,000        --              --
Thomas F. Belleau                   --               --            45,837         54,163        --              --

-------------
(1) Our common stock is not publicly traded and there is no public market for such common stock.

DIRECTOR COMPENSATION

     Directors who also are employees of our company do not receive any cash compensation for their services as members of the board of directors, although they are reimbursed for certain expenses incurred in connection with attendance at board and committee meetings. Directors who are not employees of our company or any of our affiliates will be paid $1,000 for each meeting of the Board of Directors that he or she attends.

BOARD COMMITTEES

     The Board of Directors intends to establish an Audit Committee and a Compensation Committee. The Board of Directors currently administers our 2000 Stock Option Plan. The Board of Directors currently reviews the work and reports of our independent accountants and our internal accounting procedures.

AUDIT COMMITTEE CHARTER

     The Board of Directors has not adopted an Audit Committee Charter. The Board of Directors anticipates that an Audit Committee Charter will be adopted when an Audit Committee is established.

                  INDEMNIFICATION FOR SECURITIES ACT LIABILITY

     Delaware law permits a corporation to indemnify its officers, directors, employees and agents and expressly provides that such indemnification shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of stockholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. In Delaware indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director is adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court. Our Certificate of Incorporation provides for indemnification to the full extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

     The shares of our common stock are being offered pursuant to this prospectus solely for the benefit of the following stockholders of the Company. All of the listed stockholders have sole voting and investment power over the shares listed opposite their names. We will not receive any proceeds from the sale of these shares; however, in the event the options and/or warrants are exercised we will receive proceeds from such exercises.

     The following describes each position or material relationship that a selling stockholder has had with us during the past three years.


     o Dr. Christopher Kyriakides is one of our directors as well as our Chief Executive Officer.

     o Othon Mourkakos is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer, is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Dr. Christopher Kyriakides and Othon Mourkakos, collectively, own 100% of all the equity interests of Mway LLC.

     o Constantine Bakalis is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Theodora Bakalis is the sister of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Alexander Kyriakides is the son of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Anna Kyriakides is the spouse of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Chris Kyriakides III is the son of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Kally Kyriakides is the daughter of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Peter Kyriakides II is the son of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Rita Mourkakos is the sister of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Stavroula Mourkakos is the mother of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Peter Mourkakos is the brother of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Savvas Lazoglou is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

     o Peter Kyriakides is the deceased brother of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Polyxeni Kyriakides is the mother of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Christopher Kydes is the father of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o John Arvanitopoulos is a cousin of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o John Patrikis is the brother-in-law of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Vasilios Tsolakidis is the nephew of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Dimitrios Sakalis is the nephew of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o Sports Medicine & Orthopoedic Rehab, P.C. is owned by Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

     o David DeFouw is one of our directors and was our Chief Scientific Officer until September 2001.

     o Donald DeFouw is the father of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

     o Jonathan DeFouw is the son of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

     o Lisa DeFouw is the wife of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

     o Mark Hirschel is our Chief Scientific Officer.

     o Thomas F. Belleau is our Chief Financial Officer.

                                                           NUMBER OF                               PERCENTAGE OF
                                     NUMBER OF           SHARES BEING       NUMBER OF SHARES     OUTSTANDING SHARES
                                SHARES OWNED BEFORE      SOLD IN THE       TO BE OWNED AFTER       OWNED AFTER THE
 NAME                               THE OFFERING           OFFERING           THE OFFERING            OFFERING
 ----                               ------------           --------           ------------            --------
Airline Freight Services, Inc.            243                   243               -0-                     -0-
Anthony Ameralis                       15,000                15,000               -0-                     -0-
Cleria Ameralis                         4,000                 4,000               -0-                     -0-
Andrew Alexander Wise & Co.           100,000(1)            100,000               -0-                     -0-
George Apergis                         16,000                16,000               -0-                     -0-
George Argerakis                       20,000                20,000               -0-                     -0-
Roy Arje                                2,250                 2,250               -0-                     -0-
John Arvanitopoulos                     2,500                 2,500               -0-                     -0-
Laura Ash                               4,000                 4,000               -0-                     -0-
Matthew Attanasio                       1,600                 1,600               -0-                     -0-
John Bailey                            72,148(2)             72,148               -0-                     -0-
Kostas Bakalis                          3,000                 3,000               -0-                     -0-
Theodora Bakalis                        6,000                 6,000               -0-                     -0-
Lynnie Basalaten                        3,000                 3,000               -0-                     -0-
Howard Becker                           3,600                 3,600               -0-                     -0-
Myrna Bedoya                            1,000                 1,000               -0-                     -0-
John Benedetto                         80,000                80,000               -0-                     -0-
David Berezin                           4,000                 4,000               -0-                     -0-
Jon Biller                             10,000                10,000               -0-                     -0-
Lisa M. Blangiforti                    24,000                24,000               -0-                     -0-
Blue Star Media LLP                       192                   192               -0-                     -0-
Christian Bodin                         4,000                 4,000               -0-                     -0-
Bridge Partners III, LLC              820,000(3)            820,000               -0-                     -0-
John Buonocore                          3,158                 3,158               -0-                     -0-
Albert Buzzetti                         4,000                 4,000               -0-                     -0-
Juan Casiano                            8,000                 8,000               -0-                     -0-
Lyndon Chin                            30,000                30,000               -0-                     -0-
Andy Cohen                            191,515               191,515               -0-                     -0-
Robert H. Cohen                       100,000(4)            100,000               -0-                     -0-
The Community School                    5,000                 5,000               -0-                     -0-
Costas Constantinou                     3,000                 3,000               -0-                     -0-
John Constantinou                      25,000                25,000               -0-                     -0-
Maria Constantinou                     10,000                10,000               -0-                     -0-
Damianos Contopoulos                    1,053                 1,053               -0-                     -0-

                                                           NUMBER OF                                PERCENTAGE OF
                                     NUMBER OF           SHARES BEING       NUMBER OF SHARES     OUTSTANDING SHARES
                                SHARES OWNED BEFORE      SOLD IN THE       TO BE OWNED AFTER       OWNED AFTER THE
 NAME                               THE OFFERING           OFFERING           THE OFFERING             OFFERING
 ----                               ------------          --------            ------------             --------
Alberto Correia                        10,000                10,000               -0-                     -0-
Michael P. Crilley                     20,000                20,000               -0-                     -0-
Fred Daibes                           180,000               180,000               -0-                     -0-
David DeFouw                          305,965(5)            305,965               -0-                     -0-
Donald DeFouw                          20,000                20,000               -0-                     -0-
Jonathan DeFouw                         8,000                 8,000               -0-                     -0-
Lisa DeFouw                             5,600                 5,600               -0-                     -0-
Anthony Desipris                        2,000                 2,000               -0-                     -0-
Epaminondas Detorakis                  20,000                20,000               -0-                     -0-
Ioannis Dinos                          20,000                20,000               -0-                     -0-
Philip DiPippo                         66,000                66,000               -0-                     -0-
Bernard Esquenet                       20,000                20,000               -0-                     -0-
Jason Fantini                           2,000                 2,000               -0-                     -0-
John Fischer                            4,000                 4,000               -0-                     -0-
Antonios Fotiadis                       4,000                 4,000               -0-                     -0-
Robert Galzarano                        2,400                 2,400               -0-                     -0-
Rich Gasalberti                        67,347                67,347               -0-                     -0-
George Georgopoulos                     4,000                 4,000               -0-                     -0-
Anastasios Giannopoulos                20,000                20,000               -0-                     -0-
Peter Giannopoulos                     20,000                20,000               -0-                     -0-
Peter Giano                             4,211                 4,211               -0-                     -0-
Peter Gianopoulos                      20,000                20,000               -0-                     -0-
GNS Holdings                          348,367(6)            348,367               -0-                     -0-
Michael Gramer                          6,000                 6,000               -0-                     -0-
Gail Greenbaum                          2,000                 2,000               -0-                     -0-
Hambrecht & Quist                      67,000                67,000               -0-                     -0-
Shari Hammer                           16,000                16,000               -0-                     -0-
Arthur and Christine Handal           181,999               181,999               -0-                     -0-
Edgar Handal                           80,000                80,000               -0-                     -0-
Gilbert and Judith Handal              20,000                20,000               -0-                     -0-
Richard and Rula Handal                20,000                20,000               -0-                     -0-
Roger Hans                            120,000               120,000               -0-                     -0-
Hollee Hanson                           1,000                 1,000               -0-                     -0-
Michael X. Hartofelis                 113,961               113,961               -0-                     -0-
James Hartofelis                       21,648                21,648               -0-                     -0-
Hashmoon Head                           4,000                 4,000               -0-                     -0-
Mark Hirschel                          50,000                50,000               -0-                     -0-
Ion Ionescu                            10,000                10,000               -0-                     -0-
Gloria Ippolito                        80,000                80,000               -0-                     -0-
James Ippolito                         80,000                80,000               -0-                     -0-
George Kaparakos                       16,000                16,000               -0-                     -0-
Barry Kaplan                           60,000                60,000               -0-                     -0-
Charles Kaplan                        281,871               281,871               -0-                     -0-
Charles A. Kaplan                       3,100                 3,100               -0-                     -0-
Stanley Kaplan                         20,000                20,000               -0-                     -0-
Demetris Kastanas                     120,000               120,000               -0-                     -0-
Cleo Katsihtis                         12,000                12,000               -0-                     -0-
Alina Kedzierska                        4,000                 4,000               -0-                     -0-
Iwona Kedzierska                        4,000                 4,000               -0-                     -0-
Spiros Kekatos                         20,000                20,000               -0-                     -0-
Kelly Services, Inc.                      298                   298               -0-                     -0-
David M. Klein                          3,600                 3,600               -0-                     -0-

                                                           NUMBER OF                                PERCENTAGE OF
                                     NUMBER OF            SHARES BEING       NUMBER OF SHARES     OUTSTANDING SHARES
                                SHARES OWNED BEFORE      SOLD IN THE       TO BE OWNED AFTER       OWNED AFTER THE
 NAME                               THE OFFERING           OFFERING           THE OFFERING             OFFERING
 ----                               ------------           --------           ------------             --------
Michael Klein                           3,600                 3,600               -0-                     -0-
Sonja Kleiner                             250                   250               -0-                     -0-
Nicholas Koles                         35,000                35,000               -0-                     -0-
Boris Komorov                          17,140                17,140               -0-                     -0-
Yiannis Konstantinides                 20,800                20,800               -0-                     -0-
Ioannis Kordistos                     635,846(7)            635,846               -0-                     -0-
George Kostakis                        28,000                28,000               -0-                     -0-
Maria Kostakis                         56,000                56,000               -0-                     -0-
Christoforos Kydes                    100,198               100,198               -0-                     -0-
Alexander Kyriakides                    2,500                 2,500               -0-                     -0-
Anna Kyriakides                       100,000               100,000               -0-                     -0-
Dr. Christopher Kyriakides          1,370,883(8)          1,370,883               -0-                     -0-
Chris Kyriakides III                    2,500                 2,500               -0-                     -0-
Kally Kyriakides                        2,500                 2,500               -0-                     -0-
Peter Kyriakides, The estate of       219,477               219,477               -0-                     -0-
Peter Kyriakides II                     2,500                 2,500               -0-                     -0-
Polyxeni Kyriakides                    84,896                84,896               -0-                     -0-
Demetrios Lagonikos                    20,000                20,000               -0-                     -0-
Michael Lama                            3,000                 3,000               -0-                     -0-
Ben Landriscina                        80,000                80,000               -0-                     -0-
Latham & Wadkins                       60,000                60,000               -0-                     -0-
Andrew Latos                           66,000                66,000               -0-                     -0-
Peter Latos                           210,000(9)            210,000               -0-                     -0-
Savvas Lazoglou                        86,641                86,641               -0-                     -0-
Salvatore Lenzo                       150,000(10)           150,000               -0-                     -0-
Perry Levenson                          1,000                 1,000               -0-                     -0-
Polo Linen                             21,800                21,800               -0-                     -0-
Stephen Lipton                         10,000                10,000               -0-                     -0-
Vincent Lorelli                         1,000                 1,000               -0-                     -0-
Marinos Loukeris                       13,300                13,300               -0-                     -0-
Lori Luckow                             5,000                 5,000               -0-                     -0-
John Mabry                             10,000                10,000               -0-                     -0-
Michelle Mabry-McCauley                 2,000                 2,000               -0-                     -0-
Vasil Malo                            281,762               281,762               -0-                     -0-
Denis Marais                              500                   500               -0-                     -0-
Iraklis Marangos                        1,000                 1,000               -0-                     -0-
Helen Marinakis                         9,600                 9,600               -0-                     -0-
David Maultasch                           800                   800               -0-                     -0-
Violet Mavrakis                        69,000                69,000               -0-                     -0-
Mark McCauley                           3,500                 3,500               -0-                     -0-
Peter McGrady                           2,500(11)             2,500               -0-                     -0-
David Menche                           60,000                60,000               -0-                     -0-
Herman Menche                          20,000                20,000               -0-                     -0-
Daniel Mintz                           10,000                10,000               -0-                     -0-
Andrea Monterio                           400                   400               -0-                     -0-
Alfred Morgan                           2,000                 2,000               -0-                     -0-
Richard and Loraine Moser              10,000                10,000               -0-                     -0-
Robert Moses                            4,000                 4,000               -0-                     -0-
Xanthippi Moshopoulos                  40,000                40,000               -0-                     -0-
Michael Moskowitz                      10,000                10,000               -0-                     -0-
Othon Mourkakos                     1,119,999(12)         1,119,999               -0-                     -0-
Panagiotis Mourkakos                  205,554               205,554               -0-                     -0-

                                                           NUMBER OF                                PERCENTAGE OF
                                     NUMBER OF            SHARES BEING       NUMBER OF SHARES     OUTSTANDING SHARES
                                SHARES OWNED BEFORE       SOLD IN THE       TO BE OWNED AFTER       OWNED AFTER THE
 NAME                               THE OFFERING           OFFERING           THE OFFERING             OFFERING
 ----                               ------------           --------            ------------            --------
Rita Mourkakos                         56,000                56,000               -0-                     -0-
Stavroula Mourkakos                    61,784                61,784               -0-                     -0-
Theodora Mourkakos                     50,000                50,000               -0-                     -0-
Joyce Mulholland                        5,267                 5,267               -0-                     -0-
Mway LLC                              350,000               350,000               -0-                     -0-
Maria Navedo-Rivera                     9,000                 9,000               -0-                     -0-
Zion Nefesh                               700                   700               -0-                     -0-
Chris Neocleous                        10,000                10,000               -0-                     -0-
Nicholas Neocleous                     51,296                51,296               -0-                     -0-
Raymond Nicholas                        2,000                 2,000               -0-                     -0-
Nick Nicholson                          4,000                 4,000               -0-                     -0-
Beverly Norris                         10,000                10,000               -0-                     -0-
Henry Olko                             30,000                30,000               -0-                     -0-
Peter Olstein                             400                   400               -0-                     -0-
Noreyma Ossorio                         5,600                 5,600               -0-                     -0-
Darrell Page                            2,000                 2,000               -0-                     -0-
Haralambos Panagiotidis                 2,000                 2,000               -0-                     -0-
Nicholas Papantonis                     3,000                 3,000               -0-                     -0-
Glenn George Pappas                     3,333                 3,333               -0-                     -0-
Peter & Catherine Pappas            1,213,333(13)         1,213,333               -0-                     -0-
Isaac Paschalidis                      40,000                40,000               -0-                     -0-
Isaac & Stacey Paschalides             20,000                20,000               -0-                     -0-
Ronald Pastore                         40,000                40,000               -0-                     -0-
John Patrikis                         162,716(14)           162,716               -0-                     -0-
Dickon Pawnall-Gray                    80,000                80,000               -0-                     -0-
Laura Pensa                            80,000                80,000               -0-                     -0-
Demetrios Perdios                      15,000                15,000               -0-                     -0-
Roy Peskoff                             4,000                 4,000               -0-                     -0-
Maitland Peters                        44,000                44,000               -0-                     -0-
Robert Pfeffer                        752,169(15)           752,169               -0-                     -0-
Timothy Pilarinos                      20,000                20,000               -0-                     -0-
Abraham Pilchik                        20,000                20,000               -0-                     -0-
Barbara Poolin                          8,000                 8,000               -0-                     -0-
Michael Poolin                          4,000                 4,000               -0-                     -0-
Anaka Prakash                          90,000                90,000               -0-                     -0-
Michael Pyrros                          4,211                 4,211               -0-                     -0-
Collins Reynolds                       10,000                10,000               -0-                     -0-
Mauro Ribiero                           1,500                 1,500               -0-                     -0-
Anthony Rogers                          4,000                 4,000               -0-                     -0-
Joseph Rogers                         100,000               100,000               -0-                     -0-
Peter Rogers                           20,000                20,000               -0-                     -0-
Anthony Roland                         40,000                40,000               -0-                     -0-
Ross Rotherman                          4,000                 4,000               -0-                     -0-
Monika Rouikate                         4,000                 4,000               -0-                     -0-
Richard Russell                        50,000(16)            50,000               -0-                     -0-
Douglas Rutnik                         10,000(17)            10,000               -0-                     -0-
Hellen Saita                              650                   650               -0-                     -0-
Dimitrios Sakalis                         999                   999               -0-                     -0-
Richard Sakowicz                        2,500(18)             2,500               -0-                     -0-
Robert Yoset Salvit                     7,000                 7,000               -0-                     -0-
George Sekas                           10,000                10,000               -0-                     -0-
Nicholas G. Sekas                      65,191                65,191               -0-                     -0-

                                                           NUMBER OF                               PERCENTAGE OF
                                     NUMBER OF           SHARES BEING       NUMBER OF SHARES     OUTSTANDING SHARES
                                SHARES OWNED BEFORE      SOLD IN THE       TO BE OWNED AFTER       OWNED AFTER THE
 NAME                               THE OFFERING           OFFERING           THE OFFERING             OFFERING
 ----                               ------------          --------            ------------             --------
Stephen Seremetis                      20,000                20,000               -0-                     -0-
Michael Serres                          4,211                 4,211               -0-                     -0-
Steve Shankman                        250,000               250,000               -0-                     -0-
Yuan Shi                                6,000                 6,000               -0-                     -0-
John Z. Shumko                          2,105                 2,105               -0-                     -0-
Jerry Silberman                        10,000                10,000               -0-                     -0-
Roy Silvers                            40,000                40,000               -0-                     -0-
George Sitilides                        8,000                 8,000               -0-                     -0-
John Sitilides                        164,000(19)           164,000               -0-                     -0-
Louis Sitilides                         8,000                 8,000               -0-                     -0-
Jolene Smith                            4,000                 4,000               -0-                     -0-
Constantine Soras                      30,000                30,000               -0-                     -0-
Phil Spadafora                          1,000                 1,000               -0-                     -0-
Flavio Sportelli                      175,289               175,289               -0-                     -0-
Sports Medicine &
  Orthopoedic Rehab, P.C               20,000                20,000               -0-                     -0-
Stavros Stavrou                        30,367                30,367               -0-                     -0-
Henry Sutton                           35,000                35,000               -0-                     -0-
Kim Tophoney                           10,000                10,000               -0-                     -0-
Maria Touratzidis                      46,061                46,061               -0-                     -0-
Haris Tsakinis                          1,000                 1,000               -0-                     -0-
Mike Tsimis                            12,000                12,000               -0-                     -0-
Vasilios Tsolakidis                     2,105                 2,105               -0-                     -0-
Stavros Tsouros                        40,000                40,000               -0-                     -0-
Petia Tzenova                           3,000                 3,000               -0-                     -0-
Irwin Uhr                                 400                   400               -0-                     -0-
Unisyn Technologies                    70,000                70,000               -0-                     -0-
Demetrios Valentzas                    11,000                11,000               -0-                     -0-
Virginia Van                           20,000                20,000               -0-                     -0-
Lisa Vitale                             4,000                 4,000               -0-                     -0-
Sirous Vossogh                          2,000                 2,000               -0-                     -0-
David Vozick                            9,000                 9,000               -0-                     -0-
Ilias Vrettos                          10,000                10,000               -0-                     -0-
Scott Waniger                           1,000                 1,000               -0-                     -0-
Warburton LLC                         225,000               225,000               -0-                     -0-
Michael Weisbord                        4,800                 4,800               -0-                     -0-
David Weisman                           2,000                 2,000               -0-                     -0-
Marina Wells                           21,053                21,053               -0-                     -0-
Theodore Xenos                         40,000                40,000               -0-                     -0-
Hyungkoo Yun                           40,000                40,000               -0-                     -0-
Andreas Zigouras                       23,240                23,240               -0-                     -0-
Andreas Zigouras, SEG IRA #1           38,760                38,760               -0-                     -0-
Andreas Zigouras, SEG IRA #2           21,720                21,720               -0-                     -0-
Andreas Zigouras, SEP IRA              26,280                26,280               -0-                     -0-
Thomas Zoitas                          40,000                40,000               -0-                     -0-
Christos Zouridis                       4,000                 4,000               -0-                     -0-
Joel Zweig                              2,000                 2,000               -0-                     -0-

     (1) Includes 100,000 shares of common stock issuable upon exercise of a warrant.

     (2) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.

     (3) Includes 570,000 shares of common stock issuable upon exercise of a warrant, of which 320,000 shares of common stock are exercisable at a price of $1.25 per share and 250,000 shares of common stock are exercisable at a price of $2.00 per share. The warrant expires on January 5, 2006.

     (4) Includes 100,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (5) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us; (ii) 50,000 shares of common stock issuable upon exercise of a warrant; and (iii) 200,000 shares of common stock issuable upon exercise of an incentive stock option at an exercise price of $1.50 per share.

     (6) Includes 230,000 shares of common stock issuable upon exercise of a warrant.

     (7) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 50,000 shares of common stock issuable upon exercise of a warrant.

     (8) Includes 1,000,000 shares of common stock issuable upon the exercise of an incentive stock option, at an exercise price of $1.50 per share.

     (9) Includes 50,000 shares of common stock issuable upon exercise of a warrant.

     (10) Includes 50,000 shares of common stock issuable upon exercise of a warrant.

     (11) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.

     (12) Includes 1,000,000 shares of common stock issuable upon the exercise of an incentive stock option, at an exercise price of $1.50 per share.

     (13) Includes (i) 333,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 710,000 shares of common stock issuable upon exercise of a warrant.

     (14) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 50,000 shares of common stock issuable upon exercise of a warrant.

     (15) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us; (ii) 50,000 shares of common stock issuable upon exercise of a warrant; and (iii) 500,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (16) Includes 50,000 shares of common stock issuable upon exercise of a warrant.

     (17) Includes 10,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (18) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.

     (19) Includes 140,000 shares of common stock issuable upon exercise of an incentive stock option at an exercise price of $1.25 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of common stock owned as of March 31, 2002 by (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and
(iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person's name, except as otherwise indicated.

NAME AND ADDRESS OF                          AGGREGATE NUMBER OF SHARES         PERCENTAGE OF SHARES
BENEFICIAL OWNER (1)                           BENEFICIALLY OWNED (2)           BENEFICIALLY OWNED (3)
--------------------                           ----------------------           ----------------------
Dr. Christopher Kyriakides                          1,940,883(4)                         17.9%

Othon Mourkakos                                     1,669,999(4)                         15.4

David DeFouw, Ph.D.                                   330,965(5)                          3.3

Mark Hirschel, Ph.D                                    83,996(6)                           *

Thomas F. Belleau                                     100,000(7)                           *

Bridge Partners III, LLC                              820,000(8)                          8.0
120 East 34th Street, Suite 14D
New York, NY  10016

Peter J. Pappas                                     1,213,333(9)                         11.4
135 West 18th Street (2nd Fl)
New York, NY  10011

Dr. Robert Pfeffer                                    585,502(10)                         5.8
1070 Park Avenue
New York, NY  10128

All directors and executive officers                3,775,843(11)                        30.4
as a group (5 persons)

-------------

*    Less than one percent.

(1) Unless otherwise indicated, the address of each person listed is 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this filing upon the exercise of warrants and options and the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants, and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date of this filing have been exercised or converted. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3) Calculated on the basis of 9,629,696 shares of common stock outstanding as of March 31, 2002.

(4) Includes 1,000,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.50 per share and 200,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.375 per share

(5) Includes 200,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.50 per share, 25,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.25 per share, 33,333 shares of common stock issuable upon conversion of a loan to us, 25,000 shares of common stock issuable upon exercise of warrants at $2.50 per share and 25,000 shares of common stock issuable upon exercise of warrants at $5.00 per share. The warrants expire on March 1, 2006 and September 30, 2006.

(6) Includes 33,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.25 per share.

(7) Includes 50,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.25 per share

(8) Includes 570,000 shares of common stock issuable upon exercise of a warrant, of which 320,000 shares of common stock are exercisable at a price of $1.25 per share and 250,000 shares of common stock are exercisable at a price of $2.00 per share. The warrant expires on January 5, 2006.

(9) Includes 510,000 shares of common stock issuable upon the exercise of a warrant, which are exercisable at a price of $5.00 per share and the warrant expires in June 2011. Includes 333,333 shares of common stock issuable upon conversion of a loan to us, 100,000 shares of common stock issuable upon exercise of warrants at $5.00 per share and 100,000 shares of common stock issuable upon exercise of warrants at $10.00 per share. All the warrants expire on August 1, 2006.

(10) Includes 33,333 shares of common stock issuable upon conversion of certain debt owed by us, 50,000 shares of common stock issuable upon exercise of a warrant and 333,333 shares of common stock issuable upon exercise of an option at an exercise price of $1.25 per share.

(11) Includes 2,200,000 shares of common stock issuable upon the exercise of options, at an exercise price of $1.50 per share, 400,000 shares of common stock issuable upon the exercise of options, at an exercise price of $1.375 per share, 108,333 shares of common stock issuable upon the exercise of options, at an exercise price of $1.25 per share, 33,333 shares of common stock issuable upon conversion of a loan to us, 25,000 shares of common stock issuable upon exercise of warrants at $2.50 per share and 25,000 shares of common stock issuable upon exercise of warrants at $5.00 per share. The warrants expire on March 1, 2006 and September 30, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Several transactions described in this section involve inherent conflicts of interest because they were with an officer, director, significant stockholder, promoter or other person with a material business or professional relationship with us.

     Pursuant to our reorganization effective July 31, 1999, 520,000 shares (approximately 52% of our new common stock issued at that time) were issued to Biovest LLC, whose President is also our President and whose Chief Executive Officer is also our Chairman of the Board and Chief Executive Officer. Also pursuant to the reorganization, upon the occurrence of certain events, effective March 15, 2000, 1,434,401 additional shares were issued to Biovest LLC pursuant to our company's Plan of Reorganization, including 230,000 shares which were held in escrow since July 31, 1999.

     During 1999, Biovest LLC purchased the debt held by our secured lender in the amount of approximately $676,000 and made advances to us in the amount of $185,000. During 2000, Biovest LLC made working capital advances to us in the amount of $255,000 of which $150,000 were repaid by us. In addition, Biovest LLC paid some of our general and administrative expenses, our expenses in connection with our private placement offering, and deferred acquisition costs and other expenses on our behalf in the aggregate amount of approximately $377,000. During 2000, Biovest LLC paid down our debt in the approximate aggregate amount of $1,745,000 and $48,000 was applied to accrued interest on such debt. During 2000, Biovest LLC received 2,508,952 shares of our common stock in exchange for cancellation of $3,136,000 in liabilities payable by us to Biovest LLC.

     During fiscal year 2000, Biovest LLC made working capital advances to us in the amount of $105,000.

     In September 2001, we issued 196,281 shares of common stock to Biovest LLC in exchange for discharging our obligation to Biovest LLC in the amount of $245,000.

     In August 2001, Biovest LLC transferred all of its shares of our common stock to Biovest Corp., a New York corporation, and in September 2001, Biovest Corp. reincorporated in Delaware under the name Biovests Corp., sold all of its assets consisting of 4,672,749 shares of common stock to us and we issued an equal number of shares of common stock to Biovests Corp., which then liquidated all of its assets by distributing the shares to its shareholders.

     There can be no assurance that future transactions or arrangements between us and Biovest LLC and its affiliates will be advantageous to us or that, if conflicts do arise, they will be resolved in a manner favorable to us.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility, if any, on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o An exchange distribution following the rules of the applicable exchange.

     o   Privately negotiated transactions.

     o   Short sales or sales of shares not previously owned by the seller.

     o   A combination of any such methods of sale or any other lawful method.

     o   The selling stockholders may also engage in:

     o Short selling against the box, which is making a short sale when the seller already owns the shares.

     o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Certain of the selling stockholders identified may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and will be subject to the prospectus delivery requirements.

     We are paying all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                            DESCRIPTION OF SECURITIES

GENERAL

     As of the date of this prospectus, our authorized capital stock consists of 60,000,000 shares of common stock, of which 50,000,000 shares are common stock, $.01 par value per share, and 10,000,000 shares are preferred stock, $.01 par value per share. As of April 23, 2002, 9,629,696 shares of our common stock were issued and outstanding and none of our shares of preferred stock were issued and outstanding. In addition, as of April 23, 2002 we had 489 stockholders. The following is a summary description of our securities and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws as currently in effect.

PREFERRED STOCK

     We have not fixed the rights and preferences of our authorized preferred stock.

COMMON STOCK

     The holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available for that purpose. In the event our company is a liquidated, dissolved or wound-up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of our preferred stock.

     The holders of shares of common stock have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by the selling stockholders in this prospectus will be validly issued, fully-paid and non-assessable.

     Our certificate of incorporation and our bylaws provided for a classified board of directors by dividing the Board of Directors into three classes. With a classified board the directors of each class serves three-year terms, and the term of one class will expire each year such that only one class of directors standing for election each year. Accordingly, at each annual meeting directors of the class whose terms expire at such annual meeting will be elected to hold office until the third annual meeting following the annual meeting at which they were elected and until their respective successors have been duly elected and qualified. Thus, stockholders elect only one-third of the directors at each Annual Meeting of stockholders. If the number of directors is later changed, any newly created directorships or any decrease in the number of directorships shall be apportioned among the classes to make all classes as nearly equal in number as is practicable.

WARRANTS AND OPTIONS

     As of March 31, 2002, we have issued warrants exercisable into 2,360,000 of our common stock and we have granted options exercisable into 7,051,600 shares of our common stock. See "Executive Compensation", "Security Ownership of Certain Beneficial Owners and Management" and "Market For Common Equity And Related Stockholder Matters."

CONVERTIBLE NOTES

     During July through September 2001 we received several loans from various stockholders in the aggregate principal of $1,725,000, which are convertible into shares of our common stock at $3.00 per share at the holder's option.

     During the six months ended March 31, 2002, the Company obtained additional loans, with a term of one year, aggregating approximately $1,100,000, which are convertible into shares of the Company's common stock at $3.00 per share at the holder's option. The Company issued 100,000 warrants with an exercise price of $2.50 per share and 100,000 warrants with an exercise price of $5.00 per share to a third party who assisted in the financing. The warrants are exercisable immediately and have a term of five years. The Company also paid a commission of $30,000 to the third party who assisted with the financing.

     In December 2001, an individual loaned the Company $150,000, under a one year note payable that is convertible into shares of the Company's common stock at $3.00 per share at the holder's option. In connection with the note, the Company issued warrants to purchase 50,000 shares of the Company's common stock at $5.00 per share. The warrants are exercisable immediately and have a term of five years.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Morrison Cohen Singer & Weinstein, LLP.

                                     EXPERTS

     Our financial statements as of September 30, 2001 and for the two years ended September 30, 2001included in this prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report thereon, and are included herein in reliance upon the authority of said firm as experts in giving said report. As of March 28, 2002, The Company changed its independent certified public accountants from Grant Thornton LLP to Lazar Levine & Felix LLP.

                             ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2, including amendments thereto, relating to the common stock offered hereby with the Securities and Exchange Commission, Washington, D.C. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. for further information with respect to our company and our common stock offered hereby reference is made to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission. Additional information may also be obtained by calling the Commission at 1-800-SEC-0330 and on-line at the Commission's Website at www.sec.gov.

     We furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm.

                          INDEX TO FINANCIAL STATEMENTS

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)

                                                                                                            Page
                                                                                                            ----
Report of Independent Certified Public Accountants.......................................................... F-2

Balance Sheets as of September 30, 2001 and March 31, 2002.................................................. F-3

Statements of Operations for the years ended September 30, 2000 and 2001, and the six months ended March 31, 2001 and 2002......................................................... F-4

Statements of Cash Flows for the years ended September 30, 2000 and 2001, and the six months ended March 31, 2001 and 2002......................................................... F-5

Statements of Shareholders' Equity for the years ended September 30, 2000 and 2001 and the six months ended March 31, 2002.................................................................. F-6

Notes to Financial Statements............................................................................... F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Biovest International, Inc.

     We have audited the accompanying balance sheet of Biovest International, Inc. (the Company, formerly Cellex Biosciences, Inc.) as of September 30, 2001, and the related statements of operations, shareholders' equity, and cash flows for the years ended September 30, 2000 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biovest International, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the years ended September 30, 2000 and 2001, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant losses and has used cash in operating activities during the years ended September 30, 2000 and 2001, and has a deficit in working capital at September 30, 2001. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          GRANT THORNTON LLP
Minneapolis, Minnesota
December 3, 2001 (except for Note 13,
     as to which the date is December 19, 2001)

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                                 BALANCE SHEETS

                                                                                         September 30,     March 31,
                                        ASSETS                                               2001            2002
                                                                                         ------------    ------------
Current assets                                                                                            (unaudited)
   Cash ..............................................................................   $       --      $    194,000
   Accounts receivable, net of $203,000 and $110,000 allowance for
     doubtful accounts ...............................................................      1,591,000       1,444,000
   Costs and estimated earnings in excess of billings on uncompleted contracts .......        588,000         285,000
   Inventories .......................................................................      1,980,000       1,785,000
   Other .............................................................................        480,000         225,000
                                                                                         ------------    ------------
         Total current assets ........................................................      4,639,000       3,933,000
Property, plant and equipment, net ...................................................      1,014,000       1,161,000
Other assets
   Inventories .......................................................................         66,000         159,000
   Patents and trademarks, net .......................................................        879,000         818,000
   Other .............................................................................         21,000           9,000
   Reorganization value in excess of amounts allocable to identifiable assets, net ...      2,258,000       2,194,000
                                                                                         ------------    ------------
                                                                                         $  8,877,000    $  8,274,000
                                                                                         ============    ============
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Notes payable .....................................................................   $  1,466,000    $  2,446,000
   Current portion of long-term debt .................................................        139,000         145,000
   Accounts payable ..................................................................      1,475,000       1,046,000
   Customer deposits .................................................................         46,000         527,000
   Accrued liabilities
        Compensation and related taxes ...............................................      1,095,000       1,475,000
        Other ........................................................................        427,000         604,000
   Billings in excess of costs and estimated earnings on uncompleted contracts .......        117,000         211,000
                                                                                         ------------    ------------
         Total current liabilities ...................................................      4,765,000       6,454,000
Long-term debt .......................................................................        339,000         265,000
                                                                                         ------------    ------------
         Total liabilities ...........................................................      5,104,000       6,719,000
Commitments and contingencies ........................................................           --              --
Shareholders' equity
   Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and
     outstanding .....................................................................           --              --
   Common stock, $.01 par value, 50,000,000 shares authorized; 9,619,696 and 9,629,626
     shares issued and outstanding ...................................................         96,000          96,000
   Additional paid-in capital ........................................................     11,840,000      12,083,000
   Accumulated deficit (accumulated since July 31, 1999, the effective date of the
     Company's Amended Plan of Reorganization) .......................................     (7,913,000)    (10,374,000)
   Stock subscription receivable .....................................................       (250,000)       (250,000)
                                                                                         ------------    ------------
         Total shareholders' equity ..................................................      3,773,000       1,555,000
                                                                                         ------------    ------------
                                                                                         $  8,877,000    $  8,274,000
                                                                                         ============    ============

The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                            STATEMENTS OF OPERATIONS


                                                                Year  ended                Six months ended
                                                       ---------------------------    --------------------------
                                                       September 30,  September 30,     March 31,     March 31,
                                                           2000           2001            2001          2002
                                                       -----------    ------------    -----------    -----------
Revenues                                                                                      (unaudited)
   Contract production services ....................   $ 3,396,000    $  6,424,000    $ 3,034,000    $ 3,049,000
   Consumable sales ................................     1,461,000       1,777,000        914,000      1,332,000
   System sales ....................................       812,000       1,430,000        878,000        950,000
   Other ...........................................       194,000         465,000        234,000        180,000
                                                       -----------    ------------    -----------    -----------
         Total revenues ............................     5,863,000      10,096,000      5,060,000      5,511,000
Operating costs and expenses
   Cost of sales ...................................     3,970,000       7,384,000      3,518,000      4,138,000
   Research and development ........................       491,000       2,673,000        920,000      1,501,000
   Marketing, general and administrative ...........     3,171,000       5,667,000      2,576,000      2,101,000
                                                       -----------    ------------    -----------    -----------
         Total operating costs and expenses ........     7,632,000      15,724,000      7,014,000      7,740,000
                                                       -----------    ------------    -----------    -----------
Loss from operations ...............................    (1,769,000)     (5,628,000)    (1,954,000)    (2,229,000)
Other income (expense)
   Interest expense ................................      (152,000)       (205,000)       (39,000)      (252,000)
   Other income (expense), net .....................        37,000           1,000           --           20,000
                                                       -----------    ------------    -----------    -----------
                                                          (115,000)       (204,000)       (39,000)      (232,000)
                                                       -----------    ------------    -----------    -----------
Net loss ...........................................   $(1,884,000)   $ (5,832,000)   $(1,993,000)   $(2,461,000)
                                                       ===========    ============    ===========    ===========

Net loss per common share - basic and diluted ......   $     (0.38)   $      (0.63)   $     (0.22)   $     (0.26)
                                                       ===========    ============    ===========    ===========

Weighted average number of common shares outstanding
   - basic and diluted .............................     4,956,631       9,250,307      9,151,291      9,629,147
                                                       ===========    ============    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                Year ended               Six months ended
                                                       --------------------------    --------------------------
                                                       September 30,  September 30,    March 31,      March 31,
                                                           2000           2001           2001           2002
                                                       -----------    -----------    -----------    -----------
Cash flows from operating activities                                                         (unaudited)
   Net loss ........................................   $(1,884,000)   $(5,832,000)   $(1,993,000)   $(2,461,000)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities
       Depreciation ................................        53,000        154,000         59,000         96,000
       Amortization ................................       252,000        241,000        131,000        124,000
       Issuance of common stock, options and
         warrants for services .....................       343,000      1,170,000        416,000         55,000
           Stock issued in payment of expenses .....          --          245,000           --             --
           Amortization of warrants related to debt           --          120,000           --          148,000
   Changes in current operating items, net of
     acquisition
       Accounts receivable .........................        26,000         78,000       (290,000)       147,000
       Costs and estimated earnings in excess of
         billings on uncompleted contracts .........      (276,000)       (49,000)       163,000        303,000
       Inventories .................................      (518,000)       409,000       (172,000)       102,000
       Other .......................................       (30,000)      (279,000)        32,000        267,000
       Accounts payable and accrued liabilities ....      (151,000)     1,615,000        711,000        129,000
       Customer deposits ...........................       (21,000)       (23,000)         1,000        481,000
       Billings in excess of costs and estimated
         earnings on uncompleted contracts .........       (10,000)        81,000        323,000         94,000
                                                       -----------    -----------    -----------    -----------
Net cash provided by (used in) operating activities     (2,216,000)    (2,070,000)      (619,000)      (515,000)
                                                       -----------    -----------    -----------    -----------
Cash flow from investing activities, net of
   acquisition
     Capital expenditures ..........................      (257,000)      (400,000)      (184,000)      (243,000)
     Other .........................................         8,000           --             --             --
                                                       -----------    -----------    -----------    -----------
Net cash used in investing activities ..............      (249,000)      (400,000)      (184,000)      (243,000)
                                                       -----------    -----------    -----------    -----------
Cash flow from financing activities:
   Proceeds from short-term borrowings .............       255,000      1,700,000        500,000      1,250,000
   Repayment of short-term borrowings ..............      (150,000)      (100,000)          --         (200,000)
   Principal payments on long-term debt ............      (637,000)      (136,000)       (70,000)       (68,000)
   Net proceeds from sale of common stock and
     warrants ......................................     3,715,000        510,000           --             --
   Financing costs .................................          --             --             --          (30,000)
   Stock subscription ..............................      (198,000)       (52,000)       (33,000)          --
                                                       -----------    -----------    -----------    -----------
Net cash provided by (used in) financing activities      2,985,000      1,922,000        397,000        952,000
                                                       -----------    -----------    -----------    -----------
Net increase (decrease) in cash ....................       520,000       (548,000)      (406,000)       194,000
Cash at beginning of period ........................        28,000        548,000        548,000           --
                                                       -----------    -----------    -----------    -----------
Cash at end of period ..............................   $   548,000    $         0    $   142,000    $   194,000
                                                       ===========    ===========    ===========    ===========

Cash paid for interest during the period ...........   $   108,000    $    62,000    $    21,000    $    28,000
                                                       ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                       STATEMENTS OF SHAREHOLDERS' EQUITY




                                                Common stock      Additional                      Stock          Total
                                            -------------------     Paid-in       Accumulated   subscription  shareholders'
                                             Shares     Amount      Capital         deficit      receivable      equity
                                            ---------   -------   ------------    ------------    ---------    -----------
Balance at September 30, 1999 ...........   1,026,839   $10,000   $  1,384,000    $   (197,000    $    --      $ 1,197,000
   Net proceeds from sale of
   common stock .........................   3,185,200    32,000      3,683,000            --           --        3,715,000
   Stock issuance in accordance with
     stipulation agreement (Note 8) .....   1,204,401    12,000        (12,000)           --           --             --
   Stock issued for services rendered ...     239,998     2,000        298,000            --           --          300,000
   Stock issued for acquisition .........     930,000     9,000      1,154,000            --       (198,000)       965,000
    Warrants issued for services
     rendered ...........................        --        --          345,000            --           --          345,000
   Stock issued for conversion of debt
     to equity ..........................   2,508,952    25,000      3,111,000            --           --        3,136,000
   Other ................................       5,000     1,000          5,000            --           --            6,000
   Net loss for the year ................        --        --             --        (1,884,000)        --       (1,884,000)
                                            ---------   -------   ------------    ------------    ---------    -----------
Balance at September 30, 2000 ...........   9,100,390    91,000      9,968,000      (2,081,000)    (198,000)     7,780,000
   Net proceeds from sale of common
     stock and warrants .................     170,000     2,000        508,000            --           --          510,000
   Stock issued for services rendered ...     153,000     1,000        191,000            --           --          192,000
    Stock issued in payment of expenses .     196,281     2,000        243,000            --           --          245,000
   Stock options issued for services
     rendered ...........................        --        --          676,000            --           --          676,000
    Stock warrants issued with notes
     payable ............................        --        --          254,000            --           --          254,000
   Other ................................          25      --             --              --        (52,000)       (52,000)
   Net loss for the year ................        --        --             --        (5,832,000)        --       (5,832,000)
                                            ---------   -------   ------------    ------------    ---------    -----------
Balance at September 30, 2001 ...........   9,619,696   $96,000   $ 11,840,000    $ (7,913,000)   $(250,000)   $ 3,773,000
                                            ---------   -------   ------------    ------------    ---------    -----------
   Stock issued for services rendered
     (unaudited) ........................      10,000      --           13,000            --           --           13,000
    Stock warrants issued with notes
     payable (unaudited) ................        --        --          230,000            --           --          230,000
   Net loss for six months (unaudited) ..        --        --             --        (2,461,000)        --       (2,461,000)
                                            ---------   -------   ------------    ------------    ---------    -----------
Balance at March 31, 2002
   (unaudited) ..........................   9,629,696   $96,000   $ 12,083,000    $(10,374,000)   $(250,000)   $ 1,555,000
                                            =========   =======   ============    ============    =========    ===========



The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE COMPANY

      Except as indicated otherwise, the term the "Company" refers to Biovest International, Inc. (formerly Cellex Biosciences, Inc.).

     The Company is a biotechnology company focused on production and contract manufacturing of biologic drugs and products from small through commercial scale. It has historically developed, manufactured and marketed patented cell culture systems and equipment to pharmaceutical, diagnostic and biotechnology companies, as well as leading research institutions worldwide, and has provided contract cell production services to those institutions. While continuing this business, management has chosen to re-orient the Company's focus, assets and operations to increase contract cell production and biologic drug development and ownership. The Company's first drug product, a personalized vaccine for the most common and fastest-growing form of hematologic cancer, known as B-cell Non-Hodgkins lymphoma, is currently in a Phase III FDA-approved pivotal licensing trial.

     Effective as of the close of business on May 25, 2000, the Company acquired certain assets and technology, and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn"), a wholly owned subsidiary of Medi-Cult A/S, a Danish biotechnology corporation. Unisyn developed, manufactured and marketed products and contract services that produced antibodies. Unisyn also provided research and development services related to these products. (See Note 4).

     Effective on May 15, 2001 the Company changed its name from Cellex Biosciences, Inc. to Biovest International, Inc., as permitted under the Company's Modified First Amended Plan of Reorganization dated June 28, 1999 ("Plan"). At a Special Meeting of Stockholders held on June 28, 2001, the stockholders approved the Company's merger into Biovest International, Inc., a Delaware corporation, to reincorporate the Company from a Minnesota corporation to a Delaware corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Interim Financial Information (Unaudited)

     Financial statements and related footnote data as of and for the six months ended March 31, 2001 and 2002 are unaudited, and have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of the Company these interim financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended March 31, 2002 are not necessarily indicative of the results to be expected for the entire fiscal year.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     Basis of Presentation

     As of July 31, 1999, the Company adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). SOP 90-7 calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the effective date is less than the total of all post-petition liabilities and pre-petition allowed claims and if holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity. Both of these conditions were satisfied by the Company.

     Fresh-start reporting resulted in material changes to the Company's balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected in the financial statements of the Predecessor Company for the period ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, the Company's capital structure was recast in conformity with the Plan.

     The Company has included in its financial statements the assets and liabilities recorded in connection with the acquisition of certain assets and assumption of certain liabilities of Unisyn Technologies, Inc. The results of operations related to Unisyn since May 25, 2000, the effective date, have been included in the Company's statements of operations. (See Note 4).

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures about contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Property and Equipment

     Property and equipment are recorded at the net book value, which approximated fair value, at July 31, 1999 and at cost for additions subsequent to July 31, 1999. Depreciation for property and equipment is computed using the straight-line method over the estimated useful lives of three to seven years.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     Major replacements and improvements are capitalized. Repair and maintenance costs are charged to expense as incurred. Any gains or losses on the disposal of property and equipment are charged to operations.

     Inventories

     Inventories are recorded at the lower of cost or market with cost determined using the first-in, first-out ("FIFO") method.

     Patents and Trademarks

     Costs incurred in relation to patent applications are capitalized as deferred patent costs. If and when a patent is issued, the related patent application costs are transferred to the patent account and amortized over the legal life of the patent. If it is determined that a patent will not be issued, the related patent application costs are charged to expense at the time such determination is made.

     Patent and trademark costs were recorded at fair value at July 31, 1999 and at cost for additions subsequent to July 31, 1999. Patent and trademark costs are being amortized using the straight-line method over six years for patents and twenty years for trademarks. Accumulated amortization was $264,000 at September 30, 2001 and $324,000 at March 31, 2002.

     Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     As of July 31,1999, the Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities were restated to reflect their reorganization value which approximated the fair value at July 31,1999. The portion of the reorganization value, which could not be attributed to specific tangible and identified intangible assets of the Reorganized Company, in the amount of $2,532,000, was recognized as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets".

     Reorganization value in excess of amounts allocable to identifiable assets is being amortized on a straight-line basis over twenty years. Accumulated amortization was $274,000 at September 30, 2001 and $338,000 at March 31, 2002.

     Carrying Value of Long-Lived Assets

     On an ongoing basis, the Company evaluates the carrying value of the reorganization value in excess of amounts allocable to identifiable assets based upon a market value approach that considers the value of its equity securities.

     The carrying values of the Company's other long-lived assets are evaluated based upon management's experience in the industry, historical and projected sales, current backlog and expectations of undiscounted future cash flows. On an ongoing basis, the Company reviews the valuation and amortization of those long-lived assets to determine possible impairment by comparing the carrying value to projected undiscounted future cash flows of the related assets.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     Stock Options

     The Company's employee stock option plan is accounted for under the intrinsic value method. Under this method, compensation expense is recognized for the amount by which the market price of the common stock on the date of grant exceeds the exercise price of the option.

     Stock options issued to non-employees and outside consultants are accounted for under the fair value method.

     Revenue Recognition

     System and consumable sales are recognized in the period in which the applicable products are shipped. The Company does not provide its customers with a right of return, however, deposits made by customers must be returned to customers in the event of non-performance by the Company. Revenues from contract cell production services are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract.

     Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, supplies and tools. General and administrative costs are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to revenues, costs and profits and are recognized in the year such revisions are determined.

     The asset "costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. Such revenues are expected to be billed and collected within one year on uncompleted contracts. The liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenue recognized.

     Net Income (Loss) Per Common Share

     Basic net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of outstanding common shares. Diluted net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of outstanding common shares and common share equivalents relating to stock options and warrants, when dilutive. For the fiscal year ended September 30, 2001 no common share equivalents would have been included in the computation of diluted net income per share had net income been achieved. For the fiscal year ended September 30, 2000, the common share equivalents that would have been included in the computation of diluted net income per share were 21,145 had net income been achieved. Options and warrants to purchase 4,930,000 and 2,550,000 shares of common stock with a weighted average exercise price of $2.51 and $1.88 were outstanding at September 30, 2001 and 2000, and were not included in the computation of common stock equivalents because their exercise price was higher than the estimated fair market

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

value of the common shares during the reporting period. In addition, diluted earnings per share does not include 466,667 shares issuable upon the conversion of notes payable to common stock because the effect would have been antidilutive.

     Options and warrants to purchase 2,800,000 and 9,411,600 shares of common stock with a weighted average exercise price of $2.03 and $2.06 were outstanding at March 31, 2001 and 2002, respectively, and were not included in the computation of common stock equivalents because their exercise price was higher than the estimated fair market value of the common shares during the reporting period. In addition, diluted earnings per share does not include 883,333 shares issuable upon the conversion of notes payable to common stock because the effect would have been antidilutive.

     Recent Accounting Pronouncement

     On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001, though earlier adoption is permitted. Under the new pronouncement, among other provisions, goodwill, including reorganization value in excess of amounts allocable to identifiable assets, and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually and whenever there is an impairment indicator.

     The Company will continue to amortize the reorganization value in excess of amounts allocable to identifiable assets under its current method until the date of adoption, which will be October 1, 2002, at which time amortization will no longer be recognized. By the end of the year of implementation the Company will have completed a transitional fair value based impairment test of goodwill. Impairment losses, if any, resulting from the transitional testing will be recognized as a cumulative effect of a change in accounting principle.

     The Company has not determined what effect adoption of SFAS 142 will have on its financial statements.


3.   GOING CONCERN

     During fiscal years 2000 and 2001 the Company incurred net losses of $1,884,000 and $5,832,000 and used $2,216,000 and $2,070,000 of cash in operating activities, respectively. At September 30, 2001 the Company had a deficit in working capital of $126,000. During the six months ended March 31, 2002 the Company incurred a net loss of $2,461,000. At March 31, 2002 the Company had a deficit in working capital of $2,521,000. During fiscal 2001 the Company met its cash requirements through the use of cash on hand, the sale of common stock and short-term borrowings, primarily from affiliates.

     In September 2001 the Company successfully entered into a definitive Cooperative Research and Development Agreement ("CRADA") with the National Cancer Institute ("NCI") for the development and ultimate commercialization of patient-specific vaccines for the treatment of non-Hodgkin's low-grade follicular lymphoma. The terms of the CRADA include, among other

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

things, a requirement for the Company to pay $530,000 quarterly to NCI for expenses incurred in connection with the ongoing Phase III clinical trials. Successful development of the vaccine, if approved by the FDA, from Phase III clinical trials through commercialization will commit the Company to several years of significant expenditures before revenues will be realized, if ever.

     The Company's ability to continue its present operations and meet its obligations under the CRADA is dependent upon its ability to obtain significant additional funding. Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. Management is currently in the process of exploring various financing alternatives to meet the Company's cash needs, including additional short-term loans from shareholders and others and the sale of equity securities. Management believes they will be able to raise the necessary funds to continue operations in the near term. See Note 13 regarding the new loans entered into by the Company subsequent to September 30, 2001.

     There is no assurance that the additional required funds can be obtained on terms acceptable or favorable to the Company, if at all. The net losses incurred and the need for additional funding raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


4.   ACQUISITION OF UNISYN

     Effective May 25, 2000, the Company acquired substantially all of the assets and technology and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn") pursuant to an asset purchase agreement (the "Asset Purchase Agreement").

     In consideration, the Company issued 70,000 shares of common stock to Unisyn's parent company. Pursuant to settlement agreements, 127,000 additional shares of the Company's common stock were issued to settle approximately $1,000,000 in obligations to two creditors of Unisyn. An additional 733,000 shares of the Company's common stock were issued to settle approximately $800,000 in additional liabilities. In addition, during the period from February 18, 2000 to May 25, 2000, the Company provided cash advances to Unisyn aggregating approximately $450,000; these obligations were cancelled pursuant to the Asset Purchase Agreement.

     The assets purchased include accounts receivable, inventory, equipment, licenses, proprietary software, certain prepaid expenses and other assets, and intangible assets including patents, trademarks, trade names, service names, copyrights and other intangibles.

     The Company also assumed certain rights and obligations of Unisyn pursuant to contracts and agreements with customers of Unisyn and pursuant to real property leases and purchased contracts. The Company also assumed certain liabilities, including certain accounts payable, deferred revenue and severance obligations to certain employees totaling approximately $553,000.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


     The recorded value and purchase price of the assets acquired and liabilities assumed are as follows:

      Accounts receivable, net.....................................          $1,110,000
      Inventories..................................................             562,000
      Property, plant and equipment................................             449,000
      Costs and estimated earnings in excess of billings
         on uncompleted contracts..................................             159,000
      Other assets.................................................              29,000
                                                                                -------

            Allocation of purchase price...........................          $2,309,000
                                                                              =========

      Value of common stock issued (930,000 shares at
         $1.25 per share)..........................................          $1,163,000
      Fair value of liabilities assumed............................             553,000
      Cancellation of cash advances to Unisyn......................             450,000
      Transaction costs............................................             143,000
                                                                               --------

            Total purchase price...................................          $2,309,000
                                                                              =========

     The operations of Unisyn are included in the statements of operations from the date of acquisition, May 25, 2000. Pro forma results of operations (unaudited) as if the acquisition had occurred as of October 1, 1999 are as follows:

                                                                           Year ended
                                                                          September 30,
                                                                              2000
                                                                          -------------
     Revenues     ..............................................           $ 8,940,000
     Net loss   ................................................           $(2,924,000)
     Net loss per share    .....................................               $ (0.59)

5.   DETAILS TO BALANCE SHEET

     Inventories

     Inventories consist of the following:

                                                                       September 30,             March 31,
                                                                           2001                    2002
                                                                        -----------              ---------
                                                                                                 (unaudited)
         Finished goods.........................................        $   358,000              $ 292,000
         Work-in-process........................................            349,000                118,000
         Raw materials..........................................          1,339,000              1,534,000
                                                                        -----------              ---------

                                      F-13

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS



                                                                          2,046,000              1,944,000
         Less non-current portion...............................             66,000                159,000
                                                                        -----------              ---------
                                                                        $ 1,980,000             $1,785,000
                                                                        ===========             ==========

     The Company has inventory quantities in excess of anticipated sales requirements for the twelve months subsequent to September 30, 2001 and March 31, 2002. Accordingly, a portion of the Company's inventory balance is classified as a non-current asset as of the balance sheets dates.

     Property and Equipment

     Property and equipment consist of the following:

                                                                      September 30,                  March 31,
                                                                          2001                         2002
                                                                       ----------                   ----------
                                                                                                    (unaudited)
         Furniture and fixtures...................................      $  56,000                     $ 56,000
         Leasehold improvements...................................        220,000                      220,000
         Machinery and equipment..................................        948,000                    1,191,000
                                                                       ----------                    ----------
                                                                        1,224,000                    1,467,000
         Less accumulated depreciation and
            amortization..........................................        210,000                      306,000
                                                                       ----------                    ----------

                                                                       $1,014,000                   $1,161,000
                                                                       ==========                   ==========

     Concentration of Credit Risk

     The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of its customers.

     During the fiscal year ended September 30, 2000 one customer accounted for 10% of revenues. During the fiscal year ended September 30, 2001 one customer accounted for approximately 20% of total revenues. Two customers accounted for 17% and 16% of the Company's accounts receivable balance at September 30, 2001. Two customers accounted for 12% and 11% of revenues for the six months ended March 31, 2001. One customer accounted for 14% of revenues for the six months ended March 31, 2002, a different customer accounted for 10% of the Company's trade accounts receivable balance at March 31, 2002.

     A significant amount of the Company's revenue has been derived from export sales. The Company's export sales, principally to European customers, were 30% and 41% of total revenues for the fiscal years ended September 30, 2000 and 2001, respectively. The Company's export sales were 42% and 49% for the six months ended March 31, 2001, and 2002, respectively.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     Fair Value of Financial Instruments

     The carrying amounts of current assets and current liabilities such as cash, accounts receivable, accounts payable, customer deposits and accrued liabilities approximate fair value because of the short maturity of these items. The fair value of the Company's borrowings, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

6.   NOTES PAYABLE

     During the year ended September 30, 2001, seven individuals each loaned the Company $100,000 as part of a plan to finance operations until substantial outside financing can be completed. The notes were payable at any time on or before September 1, 2001 at the Company's option, with interest at 10% per annum. In connection with the issuance of the debt, the Company issued 25,000 warrants with an exercise price of $2.50 per share and 25,000 warrants with an exercise price of $5.00 per share to each of the creditors. The warrants are exercisable immediately and have a term of five years. The aggregate value of the 350,000 warrants using the Black-Scholes pricing model, assuming zero dividend yield; risk free interest rates ranging from 4.60% to 5.06%; expected volatility of 48%; and term of five years, was estimated to be $108,000, and was amortized over the life of the loans which resulted in a higher effective interest rate.

     During September 2001, four of these seven loans were renewed with new loans bearing interest at 10%, due on September 1, 2002 and convertible into shares of the Company's common stock at $3.00 per share at the holder's option. In connection with the renewals, the Company issued each party warrants to purchase 25,000 shares of the Company's common stock with an exercise price of $5.00 per share, exercisable from September 1, 2001 through September 30, 2006. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; a risk-free rate of 4.47%; expected volatility of 84%; and term of five years, was estimated to be $54,000 and is being amortized over the life of the loans which results in a higher effective interest rate.

     In August 2001, a shareholder loaned the Company $1,000,000 due on August 19, 2002, with interest at 7.5% per annum. This loan is also convertible, at the holder's option, into shares of the Company's common stock at $3.00 per share if the Company wishes to pay amounts under the loan before August 19, 2002. In connection with the issuance of the debt, the Company issued 100,000 warrants with an exercise price of $5.00 per share and 100,000 warrants with an exercise price of $10.00 per share, exercisable on or before August 1, 2006. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; a risk-free rate of 4.55%; expected volatility of 84%; and term of five years, was estimated to be $92,000 and is being amortized over the life of the loan which results in a higher effective interest rate.

7.   LONG-TERM DEBT

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


     Long-term debt was entered into pursuant to the Company's reorganization and consists of the following:

                                                                                           September 30,           March 31,
                                                                                               2001                  2002
                                                                                        --------------------    ----------------
                                                                                                                   (unaudited)
      Promissory note payable to Internal Revenue Service,
        with interest of 8% per annum, payable in monthly installments of $11,095, including interest through February 1, 2004 and $320 per month
        thereafter through February 1, 2005                                                   $295,000               $239,000
      Promissory note payable to State of Minnesota, with
        interest of 8% per annum, payable in monthly
        installments of $2,700, including interest through
        February 1, 2005                                                                        96,000                 84,000
      Amounts payable to regulatory agencies (i)                                                87,000                 87,000
                                                                                              --------               --------
                                                                                               478,000                410,000
      Less current portion of long-term debt                                                   139,000                145,000
                                                                                              --------               --------
                                                                                              $339,000               $265,000
                                                                                              ========               ========

     (i) Pursuant to the Plan, the Company is obligated to repay certain regulatory agencies an aggregate amount of $95,000 in equal monthly installments for six years from the date of assessment with interest at the rate of 8% per annum. As of September 30, 2001, the Company was assessed $8,000, which was paid in full, but promissory notes with the other agencies have not been signed.

     At September 30, 2001, the aggregate maturities of long-term debt for the fiscal periods are as follows: 2002 - $139,000; 2003 - $151,000; 2004 - $87,000;
2005 - $14,000; 2006 and subsequent years - $87,000.

8.   SHAREHOLDERS' EQUITY

     Plan of Reorganization

     Pursuant to the Company's Plan of Reorganization, all equity securities of the Predecessor Company were canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to Biovest LLC and 250,003 shares (25%) were issued to the Company's unsecured creditors. The remaining 230,000 shares were held in escrow to be released upon payment or release of direct and indirect claims of a principal creditor. During 2000, Biovest LLC paid or obtained the release of these direct claims and indirect guarantee claims. Pursuant to the agreement incorporated into the Plan, Biovest LLC received 1,434,401 shares of common stock which represented 23% of the total shares outstanding at March 15, 2000. Such shares consisted of 1,204,401 newly issued shares plus the 230,000 shares held in escrow.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


     In addition, pursuant to the Plan of Reorganization, four warrants were issued to the Company's investment banker as compensation for services in assisting the Company to accomplish the reorganization. Each warrant to purchase 25,000 shares of the Company's new common stock is exercisable July 30, 2000 at exercise prices per share of $2.50, $7.50, $10.00 and $20.00 and expires July 31, 2002.

     In addition, pursuant to the reorganization, 26,836 shares of the Company's new common stock were issued to employees of the Company and former officers of the Predecessor Company for compensation and severance pay.

     Common Stock

     At the Annual Meeting of Shareholders held on March 13, 2001 the shareholders approved an increase in the number of authorized shares of common stock and a new class of stock. Authorized common stock was increased from 10,000,000 shares of stock with no par value to 50,000,000 shares of stock with $.01 par value. A class of preferred stock, having $.01 par value, was also approved at 10,000,000 shares.

     Equity related amounts have been restated to reflect the establishment of a par value for the common stock.

     Private Placement Offerings

     During 2000, the Company sold 2,785,200 shares of the Company's common stock at $1.25 per share for approximately $3,481,000 pursuant to a private placement offering. The proceeds from this offering were $3,215,000, net of issuance costs of $266,000.

     During 2001, the Company sold 170,000 units at $3.00 per unit, consisting of 170,000 shares of the Company's common stock and 510,000 warrants for $510,000. The warrants have an exercise price of $5.00 per share, are exercisable immediately and have a term of ten years.

     Common Stock Issued for Services

     During 2000 the Company entered into agreements with the Company's two executive officers, whereby 239,998 shares of the Company's common stock were purchased for an aggregate purchase price of $300,000 ($1.25 per share) by cancellation of all of the Company's indebtedness to these two officers for salary and bonuses accrued but not yet paid through March 31, 2000.

     During the fiscal year ended September 30, 2001, the Company issued 123,000 and 30,000 shares of common stock as compensation for several employees and payment for services rendered by an outside consultant. The shares were valued at $1.25 per share, which resulted in approximately $154,000 and $38,000 of expense.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


     Common Stock Issued for Payment of Expenses


     During 2001 the Company issued 196,281 shares of its common stock at $1.25 per share in payment of $245,000 of expenses paid on behalf of the Company by Biovest LLC prior to the approval of the Company's plan of reorganization. The Company recorded this amount as expense during 2001.

     Acquisition of Unisyn

     Effective May 25, 2000, the Company completed its acquisition of Unisyn pursuant to an asset purchase agreement. In consideration, the Company issued a total of 930,000 shares of its common stock. (See Note 4).

     Financial Advisor Agreement

     During 2000, the Company entered into an agreement with a group of investment advisors under which the advisors purchased 400,000 shares of the Company at $1.25 per share and agreed to provide financial consulting services in exchange for equity interests in the Company. On January 5, 2001, a new agreement was entered into that defined the equity interests to be provided in exchange for the consulting services to be rendered. Under the terms of the new agreement, the advisors provided consulting services to the Company for a one-year period from August 15, 2000 to August 15, 2001 in exchange for 800,000 irrevocable warrants. The warrants are exercisable at any time within five years from January 5, 2001; 550,000 warrants have an exercise price of $1.25 per share and 250,000 warrants have an exercise price of $2.00 per share.

     The warrants were valued at approximately $345,000 using the Black-Scholes pricing model. This amount was recognized ratably over the twelve months of service provided by the investment advisors, which resulted in $43,000 and $302,000 of expense for the years ended September 30, 2000 and 2001. In valuing the warrants issued under the Black-Scholes pricing model, the following assumptions were used: zero dividend yield; risk-free interest rate of 6.98%; expected volatility of 48%; and expected life of three years.

     Stock Options

     At the Annual Meeting of Shareholders held on March 13, 2001, the shareholders approved the 2000 Stock Option Plan under which the Board of Directors may grant to employees, officers, directors, consultants and advisors incentive stock options and non-qualified stock options to purchase up to 7,000,000 shares of the Company's common stock.

     In August 2001, the Company's Board of Directors approved the granting of 10,000 options to an employee at $3.00 per share and 10,000 options to an outside consultant, for services to be provided, at $3.00 per share. Both options are exercisable over 10 years with vesting for the options to the consultant at one-third on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Options granted to the employee vests one-third each year beginning on the first anniversary date of the grant and for each of the next two years thereafter.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     On June 6, 2001, the Company's Board of Directors approved the granting of 688,000 options to employees, 607,500 options to non-employees and 1,200,000 options to two officers of the Company. All options are priced at $1.25 per share except those granted to two officers of the Company which are priced at $1.375 per share. All options are exercisable over 10 years with vesting for the options to non-employees at one-third on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Options granted to employees and officers vest one-third each year beginning on the first anniversary date of the grant and for each of the next two years thereafter. Compensation expense for services rendered for the 607,500 options granted to non-employees was recognized in the amount of $523,000 based upon the estimated fair value of the options at that date. The options were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield, risk free interest rate of 4.38%, expected volatility of 84% and expected life of five years.

     During 2000, the Company's Board of Directors approved the granting of 2,200,000 stock options to its executive officers and directors. The options have an exercise price of $1.50 per share and have a five year term; half are exercisable six months from the date of grant and the remaining options are exercisable one year from the date of the grant. The stock option grants were subject to stockholder approval of a stock option plan for the Company, which occurred on March 13, 2001.

     The Board also approved the issuance of 140,000 stock options to an outside advisor for services rendered at the market price at the time of stockholder approval of an option plan for the Company. The stock option plan was approved by the Company's stockholders on March 13, 2001. Compensation expense for services rendered was recognized in the amount of $64,000 for the year ended September 30, 2001 based upon the estimated fair value of the options. The options were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield; risk-free interest rate of 4.49%; expected volatility of 48%; and expected life of three years.

     Stock option activity for the years ended September 30, 2000 and 2001 and the six months ended March 31, 2001 and 2002 is as follows:

                                                               Years ended September 30
                                             -------------------------------------------------------------
                                                         2000                            2001
                                             -----------------------------    ----------------------------
                                                              Weighted                          Weighted
                                                               Average                          Average
                                              Number of       Exercise         Number of        Exercise
                                               Shares           Price            Shares           Price
                                             -----------    --------------    ------------     -----------
Outstanding-beginning of year                         -          $   -          2,200,000        $1.50
     Granted                                  2,200,000           1.50          2,655,600         1.31
     Exercised                                        -              -                  -            -
     Cancelled                                        -              -            (11,250)        1.25
                                             -----------                      ------------
Outstanding-end of year                       2,200,000           1.50          4,844,350         1.40
                                             ===========                      ============
Exercisable-end of year                       1,100,000           1.50          2,469,167         1.48


                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                                                              Six Months ended March 31,
                                             -------------------------------------------------------------
                                                         2001                            2002
                                             -----------------------------    ----------------------------
                                                                     (unaudited)
                                                              Weighted                          Weighted
                                                               Average                          Average
                                             Number of        Exercise         Number of        Exercise
                                               Shares           Price            Shares           Price
                                             -----------    --------------    ------------     -----------
Outstanding-beginning of period               2,200,000         $1.50           4,844,350         $1.40
     Granted                                          -             -           2,295,250          1.53
     Exercised                                        -             -                   -             -
     Cancelled                                       (-)            -             (88,000)
                                             -----------                     ------------
Outstanding-end of period                     2,200,000          1.50           7,051,600          1.45
                                             ===========                     ============
Exercisable-end of period                     1,100,000          1.50           2,494,167          1.47

                               Options Outstanding
------------------------------------------------------------------------------------------------------------
                                                         Weighted Average
          Range of                   Number                  Remaining                 Weighted Average
      Exercise Prices              Outstanding           Contractual Life               Exercise Price
-----------------------------    ----------------    --------------------------    --------------------------
        $1.25-$1.50                    6,932,600               5.80                          $ 1.45
            2.25                          99,000               9.89                            2.25
            3.00                          20,000               9.34                            3.00

                             Options Exercisable
-------------------------------------------------------------------------------
          Range of                   Number              Weighted Average
      Exercise Prices              Outstanding            Exercise Price
-----------------------------    ----------------    --------------------------
        $1.25-$1.50                    2,490,834              $ 1.45
            3.00                           3,333                3.00

The weighted average fair value of options granted in 2000 and 2001 was $0.62 and $0.85 per share. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000 and 2001: no dividend yield; risk-free interest rate of return of 6.24% and 4.25%; volatility of 48% and 84%; and an average term of 5 years. The Company's 2000 and 2001 pro forma net loss and basic and diluted net loss per share would have been $(1,884,000) and $(7,064,000) or $(0.38) and $(0.76) per share had the fair value method been used for valuing options granted during 2000 and 2001. These effects may not be representative of the future effects of applying the fair value method.

     Stock Warrants

     Stock warrants outstanding at September 30, 2001 are summarized as follows:

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

                              Warrants Outstanding
---------------------------------------------------------------------------------------------------------------
                                                          Weighted Average
          Range of                   Number                   Remaining                  Weighted Average
      Exercise Prices              Outstanding            Contractual Life                Exercise Price
-----------------------------    ----------------     --------------------------    ---------------------------
           $1.25                     550,000                    3.87                          $ 1.25
         2.00-3.00                   450,000                    3.92                            2.22
         5.00-7.50                   910,000                    7.39                            5.07
        10.00-20.00                  150,000                    3.50                           11.67

     Stock warrants outstanding at March 31, 2002 are summarized as follows:

                              Warrants Outstanding
---------------------------------------------------------------------------------------------------------------
                                                          Weighted Average
          Range of                   Number                   Remaining                  Weighted Average
      Exercise Prices              Outstanding            Contractual Life                Exercise Price
-----------------------------    ----------------     --------------------------    ---------------------------
           $1.25                      550,000                   3.87                          $ 1.25
         2.00-3.00                    600,000                   3.74                            2.29
         5.00-7.50                  1,060,000                   6.59                            5.08
        10.00-20.00                   150,000                   3.50                           11.67

     All of the above warrants were exercisable at March 31, 2002.

9.   INCOME TAXES

     No provision for income taxes has been recorded for the fiscal years ended September 30, 2000 and 2001 and for the six months ended March 31, 2001 and 2002 due to losses incurred during the periods. At September 30, 2001, the Company has net operating loss carryforwards of approximately $47,000,000 (expiring 2003 to 2020) and a capital loss carryforward of approximately $14,000,000 (expiring in 2003). Due to various changes in ownership of the Company, a significant portion of these carryforwards are subject to significant restrictions with respect to the ability of the Company to use these amounts to offset future taxable income. Use of the Company's net operating loss carryforwards may be further limited as a result of future equity transactions. The Company has fully offset deferred tax assets resulting from differences in accounting between income tax and financial statement treatment with a valuation allowance. These differences consist almost entirely of net operating and capital loss carryforwards.

     A reconciliation of the U.S. Federal statutory rate to the effective rate is as follows:


                                        Year ended September 30,         Six months ended March 31,
                                    ---------------------------------    --------------------------------
                                         2000              2001              2001              2002
                                    ---------------    --------------    -------------    ---------------
                                                                                   (unaudited)
Federal Statutory Rate...........           (34)%             (34)%          (34)%            (34)%
State taxes......................            (2)               (2)            (2)              (2)
Effect of valuation leaders......            36                36             36               36
Net actual effective rate........             -%                -%             -%               -%

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

10.  RETIREMENT PLANS

     The Company has a retirement savings plan covering all employees eligible to participate in the plan. Employees of the Company scheduled to provide at least 1,000 hours of service during their first year of employment are eligible as of a date no later than six months after employment and employees scheduled to provide less than 1,000 hours of service become eligible after completing a year of service. Eligible employees may make annual earnings reduction contributions of up to the maximum percentage allowable by Code Sections 401(k), 404 and 415, presently 14% of compensation, limited to $10,500 for 2001, on a pre-tax basis to their plan accounts. The Company may also make discretionary contributions to this plan, subject to approval by the Board of Directors, which are allocated to the accounts of the participants in proportion to each participant's annual compensation from the Company. The Company has made no discretionary contributions pursuant to the plan.

11.  COMMITMENTS AND CONTINGENCIES

     Leases

     The Company leases office and manufacturing space pursuant to several non-cancelable operating leases. Rent expense pertaining to these leases was $471,000, $839,000, $414,000 and $455,000 for fiscal years ended September 30,
2000 and 2001 and the six months ended March 31, 2001 and 2002. At September 30, 2001, the following is a schedule of future minimum rental payments required pursuant to these leases for the fiscal periods ended September 30:

                2002........................   $553,000
                2003........................    512,000
                2004........................    296,000
                2005........................    255,000
                2006........................    106,000

     Cooperative Research and Development Agreement

     In September 2001 the Company successfully entered into a definitive CRADA with the NCI for the development and ultimate commercialization of patient-specific vaccines for the treatment of non-Hodgkin's low-grade follicular lymphoma. The terms of the CRADA include, among other things, a requirement for the Company to pay $530,000 quarterly to NCI for expenses incurred in connection with the ongoing Phase III clinical trials and a requirement to meet certain staffing commitments. The Company made the first payment in the quarter ended September 30, 2001. On May 8, 2002 the Company and the NCI executed an amendment to the CRADA, which requires a single payment of $350,000, due on September 30, 2002, in lieu of the quarterly payments of the original agreement. The terms of the CRADA provide for the Company to be granted an exclusive option to negotiate with the NCI for a license to commercialize certain intellectual property resulting from the research conducted pursuant to the CRADA. There can be no assurance that research under the CRADA will be successful or, if it is successful, that the Company will be able to negotiate a license on favorable terms. In

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

addition, the Company may not be able to derive any revenue from a license for a number of years, if at all.

     The agreement expires in September 2009, but may be unilaterally terminated by either party by giving thirty days written notice. Certain termination costs, as defined in the CRADA, will be the Company's responsibility if the CRADA is terminated.

Legal Proceedings

     During fiscal 2001 the Company entered into a settlement agreement in connection with a legal matter. The terms of the settlement agreement provide for the Company and another plaintiff to be jointly paid an aggregate principal amount of $1,000,000 plus interest at prime. The principal amount is to be paid in increments of $50,000, $100,000 and $200,000 payable on various dates beginning July 2001 and ending June 2004, when all interest accrued on the principal shall be due and payable.

     The payments received from the defendant are to be shared by the Company and the other plaintiff pursuant to a separate agreement, which provides for the other plaintiff to receive up to $350,000 in the aggregate.

     During fiscal 2001 the Company received one payment of $50,000, which was recorded as other income in the statement of operations. The Company also recorded $50,000 of other expense related to professional fees that were contingent upon a settlement being negotiated and paid.

     The Company and the defendant also entered into a royalty agreement whereby the defendant is to pay a royalty to the Company of three percent of its product sales up to an aggregate of $3,000,000 in total royalty payments.

     The Company is uncertain about future collections and is not able to assess the defendant's ability to perform under the settlement agreement. As a result, the Company will record additional payments as income when received.

     From time to time the Company is subject to various legal proceedings in the normal course of business. Management believes that these proceedings will not have a material adverse effect on the financial statements.

12.  RELATED PARTY TRANSACTIONS

     Pursuant to the Company's reorganization effective July 31, 1999, 520,000 shares (approximately 52%) of the Company's new common stock was issued to Biovest LLC, of which the Company's Chairman of the Board and Chief Executive Officer is also Chairman and Chief Executive Officer and of which the Company's President is also President. Also pursuant to the reorganization, upon the occurrence of certain events, effective March 15, 2000, 1,434,401

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


additional shares were issued to Biovest LLC pursuant to the Company's Plan of Reorganization, comprised of 230,000 shares, which were held in escrow since July 31, 1999 and 1,204,401 shares issued on March 15, 2000.

     During 1999, Biovest LLC purchased the debt held by the Company's secured lender in the amount of approximately $676,000 and made advances to the Company of $185,000. During 2000, Biovest LLC made working capital advances to the Company in the amount of $255,000 of which $150,000 was repaid by the Company. In addition, Biovest LLC paid general and administrative expenses, expenses of the private placement offering, deferred acquisition costs and other expenses on behalf of the Company in the aggregate amount of approximately $377,000. During 2000, Biovest LLC paid approximately $1,745,000 to settle debt and accrued interest on the Company's behalf. Accrued interest on the outstanding debt totaled $48,000. During 2000, Biovest LLC received 2,508,952 shares of the Company's common stock in exchange for cancellation of $3,136,000 in liabilities payable by the Company to Biovest LLC. During 2001, the Company issued 196,281 shares of common stock to Biovest LLC in exchange for discharging its obligation to Biovest LLC in the amount of $245,000.

     At September 30, 2000, Biovest LLC held 4,463,354 shares of the Company's common stock or 49% of the Company's outstanding common stock. In August 2001, Biovest LLC transferred all of its shares of the Company's common stock to Biovest Corp., a New York corporation, and in September 2001, Biovest Corp. reincorporated in Delaware under the name Biovests Corp., sold all of its assets consisting of 4,672,749 shares of common stock to the Company and the Company issued an equal number of shares of common stock to Biovests Corp., which then liquidated all of its assets by distributing the shares to its shareholders.

13.  SUBSEQUENT EVENTS

     During the period from October 1, 2001 through December 19, 2001 the Company obtained additional loans aggregating approximately $625,000; these loans bear interest at 7.5%, are due on various dates through October 15, 2002 and are also convertible into shares of the Company's common stock at $3.00 per share, at the holder's option, if the Company wishes to pay amounts under the loan before maturity. The Company issued 52,500 warrants with an exercise price of $2.50 per share and 52,500 warrants with an exercise price of $5.00 per share to a third party who assisted in the financing. The warrants are exercisable immediately and have a term of five years. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; risk-free interest rates ranging from 3.47% to 4.38%; expected volatility of 100%; and term of five years, was estimated to be $80,000.

     In December 2001 an individual loaned the Company $150,000, under a note payable that bears interest at 7.5%, is due December 19, 2003 and is convertible into shares of the Company's common stock at $3.00 per share at the holder's option, if the Company wishes to pay amounts under the loan before maturity. In connection with the notes the Company issued warrants to purchase 50,000 shares of the Company's common stock at $5.00 per share. The warrants are exercisable immediately and have a term of five years. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; a risk-free interest rate of 4.45%; expected volatility of 100%; and a term of five years, was estimated to be $35,000 and is being amortized over the life of the loan which results in a higher effective interest rate.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS

     During the period from October 1 through December 19, 2001 the Company granted 2,084,000 stock options to certain executive officers and employees. The options have an exercise price of $1.50 per share and a five year term; half are exercisable six months from the date of grant and the remaining options are exercisable one year from the date of the grant.

     During October 2001 the Company granted 100,000 stock options to an outside director for consulting services rendered during fiscal 2001. The options have an exercise price of $1.50 per share and a five year term; half are exercisable six months from the date of grant and the remaining options are exercisable one year from the date of grant. Compensation expense for services rendered was recognized in the amount of $82,000 for the year ended September 30, 2001 based upon the estimated fair value of the options. The options were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield; risk-free interest rate of 3.94%; expected volatility of 84%; and expected life of five years.

14. SUBSEQUENT EVENTS (UNAUDITED)

     NOTES PAYABLE

     During the three month period ended March 31, 2002, the Company obtained additional loans, with a term of one year, aggregating approximately $475,000; these loans bear interest at 7.5%, are due on various dates through January 31, 2003 and are also convertible into shares of the Company's common stock at $3.00 per share, at the holder's option, if the Company wishes to pay amounts under the loans before maturity. The Company issued 47,500 warrants with an exercise price of $2.50 per share and 47,500 warrants with an exercise price of $5.00 per share to a third party who assisted in the financing. The warrants are exercisable immediately and have a term of five years. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; risk-free interest rates ranging from 3.47% to 4.38%; expected volatility of 100%; and term of five years, was estimated to be $74,000. The Company also paid a commission of $30,000 to the third party who assisted with the financing. The value of the warrants and commission are being amortized over the life of the loans which results in a higher effective interest rate.

STOCK OPTIONS AND WARRANTS

     During December 2001 the Company's Board of Directors approved the issuance of warrants to purchase 50,000 shares of its common stock at $2.50 per share to a shareholder for consulting services to be rendered to the Company. The warrants are exercisable immediately and have a term of five years. The warrants were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield; risk-free interest rate of 4.49%; expected volatility of 100%; and expected life of five years. Based upon the fair value of the warrants, the Company recorded $42,000 of expense during the six months ended March 31, 2002. The Board of Directors also approved entering into an agreement with the consultant whereby the consultant would be issued additional warrants if certain events occur.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


     During the six months ended March 31, 2002 the Company issued 250,000 warrants in connection with various notes payable.

     During February 2002, the Company granted a total of 100,000 stock options to purchase common stock to 21 employees. The options have an exercise price of $2.25 per share and a ten year term; one third are exercisable each year on the anniversary date of the grant. Distribution of these option grants will be delayed until the Company receives stockholder approval for an increase in the number of shares authorized under the 2000 Stock Option Plan.

     COMMON STOCK ISSUED FOR SERVICES

     During the six months ended March 31, 2002, the Company issued 10,000 shares of common stock as employee compensation. The shares were valued at $1.25 per share, which resulted in approximately $13,000 of expense.

     LEGAL PROCEEDINGS

     During fiscal 2002 the Company received a payment of $100,000 related to a settlement of a legal matter, which was recorded as other income in the statement of operations. The Company also recorded $80,000 of other expense related to professional fees.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                             ----------------------

                                14,745,137 Shares

                           BIOVEST INTERNATIONAL, INC.

                                  common stock
                             ----------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Delaware law permits a corporation to indemnify its officers, directors, employees and agents and expressly provides that such indemnification shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of stockholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. In Delaware indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director is adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court. Our Certificate of Incorporation provides for indemnification to the full extent permitted by Delaware law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

            DESCRIPTION                                           ($) AMOUNT
            -----------                                           ----------
            SEC Registration fee.................................
            Blue sky fees and expenses...........................
            Legal fees and expenses..............................
            Printing and shipping expenses.......................
            Accounting fees and expenses.........................
            Transfer and miscellaneous expenses..................
                 TOTAL

* All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since July 31, 1999, we have sold and issued the following securities:

     1. In accordance with the Plan, effective as of July 31, 1999, we issued 520,000 shares of our common stock to Biovest LLC. Also, in accordance with the Plan, after we received additional funding from Biovest LLC and upon the occurrence of certain events, effective as of March 15, 2000, we issued to Biovest LLC 1,434,401 additional shares of our common stock, of which 230,000 shares were held in escrow since July 31, 1999. In addition, we issued 26,836 shares of our common stock in July

1999 and 5000 shares in fiscal year 2000 to compensate certain employees for accrued but unpaid salary and employment benefits.

     2. .During 2000, we issued 2,508,952 shares of our common stock to Biovest LLC in exchange for discharging our obligation to Biovest LLC in the amount to $3,136,000.

     3. In March 2000, we issued 239,998 shares of our common stock to two of our officers in lieu of compensation that we owed to them for services rendered through March 31, 2000.

     4. Effective May 25, 2000, we acquired substantially all the assets and technology, and assumed certain liabilities, of Unisyn Technologies, Inc. In exchange for Unisyn's assets, we issued 930,000 shares of our common stock.

     5. From February to May 31, 2000, we sold 2,785,200 shares of our common stock at $1.25 per share for approximately $3,481,000 pursuant to a private placement offering. The proceeds from this offering were $3,215,000, net of issuance costs of $266,000.

     6. In addition, in August 2000, we entered into an agreement with a group of investment advisors under which the advisors purchased 400,000 shares of our common stock at $1.25 per share and agreed to provide financial consulting services in exchange for equity interests in our company. On January 5, 2001, we entered into a new agreement that defined the equity interests to be provided in exchange for the consulting services to be rendered. Under the terms of the new agreement, the advisors are to provide consulting services to us for a one-year period from August 15, 2000 to August 15, 2001 in exchange for 800,000 irrevocable warrants. The warrants are exercisable at any time within five years from January 5, 2001; 550,000 warrants have an exercise price of $1.25 per share and 250,000 warrants have an exercise price of $2.00 per share.

     7. The Board also approved the grant of 140,000 stock options to an outside advisor for services rendered. At the time our stockholders approved our 2000 Stock Option Plan, compensation expense for the services rendered was recognized in the amount of $64,000 based upon the estimated fair value of the options.

     8. During the year ended September 30, 2001, we issued 123,000 shares of our common stock to several employees in lieu of compensation and 30,000 shares for services rendered to us by an outside consultant. The shares were valued at $1.25 per share, which resulted in approximately $154,000 and $38,000 of expense.

     9. During 2001, we sold 170,000 units at $3.00 per unit, consisting of 170,000 shares of the Company's common stock and 510,000 warrants for $510,000. The warrants have an exercise price of $5.00 per share, are exercisable immediately and have a term of ten years.

     10. During 2001 we issued 196,281 shares of its common stock at $1.25 per share in payment of $245,000 of expenses paid on our behalf by Biovest LLC prior to the approval of the our plan of reorganization. We recorded this amount as expense during 2001.

     11. During the three months ended December 31, 2001, we issued 10,000 shares of common stock as employee compensation. The shares were valued at $1.25 per share, which resulted in approximately $13,000 of expense.

         The sales of the foregoing shares of our common stock were made in reliance upon the registration exemption under Section 4(2) of the Act, and/or Regulation D promulgated under that exemption, as transactions by an issuer not involving a public offering. To our knowledge, the purchasers of the shares our common stock described above acquired their shares for their own account and not with the view to a public distribution.

ITEM 27. EXHIBITS

(a)      EXHIBITS

3.1      Certificate of Incorporation of the Registrant.(1)

3.2      Bylaws of the Registrant.(1)

4.1      Specimen Certificate of the Registrant's common stock.(2)

5.1      Opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to the
         Registrant.

10.1     Biovest International, Inc. 2000 Stock Option Plan.

16.1 Letter from Grant Thornton LLP, former independent auditors, regarding its concurrence or disagreement with statements in report on Form 8-K filed on April 3, 2002, regarding change in Registrant's certifying accountant.

23.1 Consent of Grant Thornton LLP, independent certified public accountants.

23.2 Consent of Morrison Cohen Singer & Weinstein, LLP, counsel to the Registrant. Reference is made to Exhibit 5.1.

24.1 Power of Attorney (contained on the signature page to this Registration Statement).

----------------------

     (1) Incorporated by reference to the Registrant's Form 10-QSB for the period ended June 30, 2001, which was filed on August 20, 2001.

     (2)    To be filed by amendment.

B.   FINANCIAL STATEMENT SCHEDULE

     Schedules not listed above have been omitted because the information required to be shown therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which individually or together, represent fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, County of New York, State of New York, on the 23 day of May, 2002.



                                            BIOVEST INTERNATIONAL, INC.





                                            By: /s/ Dr. Christopher Kyriakides
                                            ----------------------------------
                                              Name:  Dr. Christopher Kyriakides
                                              Title: Chief Executive Officer

                                POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints each of Dr. Christopher Kyriakides and Othon Mourkakos his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement filed under Rule 462 under the Securities Act of 1933 including post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

          SIGNATURE                      TITLE                                       DATE
          ---------                      -----                                       ----
/s/ Dr. Christopher Kyriakides       Director, Chief Executive Officer,           May 23, 2002
----------------------------------   Chairman of the Board and Chief
Dr. Christopher Kyriakides           Executive Officer



/s/ Othon Mourkakos                  Director, President and Chief                May 23, 2002
----------------------------------   Operating Officer
Othon Mourkakos


/s/ David DeFouw                     Director                                     May 23, 2002
----------------------------------
David DeFouw, Ph.D.


/s/ Thomas F. Belleau                Chief Financial Officer                      May 23, 2002
----------------------------------   (Principal Accounting and Financial
Thomas F. Belleau                    Officer)

